                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                        SENIOR SUBORDINATED SERIES B UNIT
                               PURCHASE AGREEMENT

                                  BY AND AMONG

                              CROSSTEX ENERGY, L.P.

                                       AND

                           THE PURCHASERS PARTY HERETO

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                                TABLE OF CONTENTS

                                        ARTICLE I
                                       DEFINITIONS

Section 1.01     Definitions.......................................................      1
Section 1.02     Accounting Procedures and Interpretation..........................      5

                                        ARTICLE II
                              AGREEMENT TO SELL AND PURCHASE

Section 2.01     Authorization of Sale of Senior Subordinated Series B Units.......      5
Section 2.02     Sale and Purchase.................................................      5
Section 2.03     Closing...........................................................      6
Section 2.04     Conditions to the Closing.........................................      6
Section 2.05     Crosstex Deliveries...............................................      7
Section 2.06     Purchasers' Deliveries............................................      8

                                       ARTICLE III
                              REPRESENTATIONS AND WARRANTIES
                                   RELATED TO CROSSTEX

Section 3.01     Corporate Existence................................................     8
Section 3.02     Capitalization and Valid Issuance of Purchased Units...............     9
Section 3.03     Crosstex SEC Documents.............................................    10
Section 3.04     No Material Adverse Change.........................................    11
Section 3.05     Litigation.........................................................    11
Section 3.06     No Conflicts.......................................................    11
Section 3.07     Authority, Enforceability..........................................    12
Section 3.08     Approvals..........................................................    12
Section 3.09     MLP Status.........................................................    12
Section 3.10     Investment Company Status..........................................    12
Section 3.11     Certain Fees.......................................................    13
Section 3.12     No Side Agreements.................................................    13
Section 3.13     Material Agreements................................................    13
Section 3.14     PUHCA..............................................................    13

                                        ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES AND COVENANTS
                                    OF THE PURCHASERS

Section 4.01     Existence..........................................................    13
Section 4.02     Authorization, Enforceability......................................    13
Section 4.03     No Breach..........................................................    14
Section 4.04     Certain Fees.......................................................    14
Section 4.05     No Side Agreements.................................................    14
Section 4.06     Unregistered Securities............................................    14
Section 4.07     Lock-Up............................................................    15

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
                                        ARTICLE V
                           INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01     Indemnification by Crosstex.......................................     15
Section 5.02     Indemnification by the Purchasers.................................     15
Section 5.03     Indemnification Procedure.........................................     16

                                        ARTICLE VI
                                      MISCELLANEOUS

Section 6.01     Interpretation and Survival of Provisions.........................     17
Section 6.02     Survival of Provisions............................................     17
Section 6.03     No Waiver; Modifications in Writing...............................     17
Section 6.04     Binding Effect; Assignment........................................     18
Section 6.05     Non-Disclosure....................................................     18
Section 6.06     Communications....................................................     18
Section 6.07     Removal of Legend.................................................     20
Section 6.08     Entire Agreement..................................................     20
Section 6.09     Governing Law.....................................................     20
Section 6.10     Execution in Counterparts.........................................     20
Section 6.11     Termination.......................................................     21

Exhibit A --     Form of Registration Rights Agreement
Exhibit B --     Form of Opinion of Crosstex Counsel
Exhibit C --     Form of Fourth Amended and Restated Agreement of Limited Partnership

              SENIOR SUBORDINATED SERIES B UNIT PURCHASE AGREEMENT

      This SENIOR SUBORDINATED SERIES B UNIT PURCHASE AGREEMENT, dated as of October 18, 2005 (this "Agreement"), is by and between CROSSTEX ENERGY, L.P., a Delaware limited partnership ("Crosstex"), and each of the purchasers set forth in Schedule A hereto ("the Purchasers").

      WHEREAS, on August 8, 2005, Crosstex entered into a definitive purchase agreement, (the "SoLa Asset Acquisition Agreement") with El Paso Corporation, a Delaware corporation, to acquire, directly or indirectly, 100% of the equity interests in CFS Louisiana Midstream Company, El Paso Dauphin Island Company, L.L.C. and Sabine Pass Plant Facility Joint Venture, from El Paso Corporation (the "SoLa Asset Acquisition");

      WHEREAS, Crosstex desires to finance a portion of the SoLa Asset Acquisition through the sale of Senior Subordinated Series B Units to the Purchasers and the Purchasers desire to collectively purchase such Senior Subordinated Series B Units from Crosstex in accordance with the provisions of this Agreement.

      WHEREAS, Crosstex has agreed to provide the Purchasers with certain registration rights with respect to the Common Units underlying the Senior Subordinated Series B Units acquired pursuant hereto.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

      "Affiliate" means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by", and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      "Allocated Purchase Price" means with respect to each Purchaser, the number of Purchased Units multiplied by the Senior Subordinated Series B Unit Price.

      "Anniversary Date" means 135 days from the Closing Date.

      "Basic Documents" means, collectively, this Agreement, the Registration Rights Agreement, the Partnership Agreement, the Non-Disclosure Agreements and any and all other agreements or instruments executed and delivered to the Purchasers by Crosstex or any Subsidiary of Crosstex hereunder or thereunder.

                                       1
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      "Business Day" means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Houston, Texas.

      "Closing" shall have the meaning specified in Section 2.03.

      "Closing Date" shall have the meaning specified in Section 2.03.

      "Commission" means the United States Securities and Exchange Commission.

      "Common Units" means the common units representing limited partner interests in Crosstex.

      "Crosstex" has the meaning set forth in the introductory paragraph.

      "Crosstex Credit Facility" means the Third Amended and Restated Credit Agreement dated as of March 31, 2005, by and among Crosstex, Crosstex Energy Services, L.P. and the lenders named therein.

      "Crosstex Financial Statements" shall have the meaning specified in
Section 3.03.

      "Crosstex Master Shelf Agreement" means the Amended and Restated Senior Secured Notes Master Shelf Agreement, dated as of March 31, 2005 among Crosstex Energy, L.P., Crosstex Energy Services, L.P., Prudential Investment Management, Inc. and certain other parties, as amended by the Letter Amendment No. 1 to the Master Shelf Agreement, dated June 22, 2005.

      "Crosstex Material Adverse Effect" means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations, affairs or prospects of Crosstex and its Subsidiaries taken as a whole; (b) the ability of Crosstex and its Subsidiaries taken as a whole to carry out their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; or (c) the ability of Crosstex to consummate the transactions under any Basic Document; provided, however, that a Crosstex Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Crosstex Parties operate, except to the extent that the Crosstex Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon Crosstex and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.

      "Crosstex Parties" means Crosstex, the General Partner, and all of Crosstex's Subsidiaries.

      "Crosstex Related Parties" shall have the meaning specified in Section
5.02.

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      "Crosstex SEC Documents" shall have the meaning specified in Section 3.03.

      "Delaware LP Act" shall have the meaning specified in Section 3.02.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

      "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

      "General Partner" means Crosstex Energy GP, L.P., a Delaware limited partnership, and includes Crosstex Energy GP, LLC, a Delaware limited liability company and the general partner of Crosstex Energy GP, L.P.

      "Governmental Authority" means, with respect to a particular Person, any country, state, county, city and political subdivisions in which such Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Crosstex means a Governmental Authority having jurisdiction over Crosstex, its Subsidiaries or any of their respective Properties.

      "Indemnified Party" shall have the meaning specified in Section 5.03.

      "Indemnifying Party" shall have the meaning specified in Section 5.03.

      "Law" means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

      "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      "NASDAQ" means the NASDAQ National Market.

      "Non-Disclosure Agreements" means (a) the non-disclosure agreements (i) between Crosstex and Kayne Anderson MLP Investment Company dated April 30, 2005,
(ii) between Crosstex and Kayne Anderson Capital Advisors, L.P. dated September 6, 2005, (iii) between Crosstex and Tortoise Energy Capital Corp and (iv) between Crosstex and Tortoise Energy Infrastructure Corporation and (b) the master confidentiality agreement between Banc of America Securities LLC and Fiduciary/Claymore Opportunity Fund dated September 2, 2005.

                                        3
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      "Partnership Agreement" means the Third Amended and Restated Agreement of
Limited Partnership of Crosstex dated as of June 24, 2005, as amended from time to time, including as of the Closing Date.

      "Partnership Securities" means any class or series of equity interest in Crosstex (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Crosstex), including without limitation Common Units, Senior Subordinated Units, Subordinated Units (as defined in the Partnership Agreement) and Incentive Distribution Rights (as defined in the Partnership Agreement).

      "Permits" means, with respect to Crosstex or any of its Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy or use of its Properties or the conduct of its businesses as currently conducted.

      "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Purchase Price" means $105,000,078.60 which is the aggregate of each Purchaser's Allocated Purchase Price as set forth on Schedule A hereto.

      "Purchased Units" means with respect to each Purchaser, the number of Senior Subordinated Series B Units as set forth on Schedule A hereto.

      "Purchaser" has the meaning set forth in the introductory paragraph.

      "Purchaser Related Parties" shall have the meaning specified in Section 5.01.

      "Registration Rights Agreement" means the Registration Rights Agreement, to be entered into at the Closing, between Crosstex and the Purchasers in the form attached hereto as Exhibit A.

      "Representatives" of any Person means the officers, directors, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

      "Senior Secured Credit Facility" means a Senior Secured Credit Facility on the terms set forth in the Commitment Letter dated August 27, 2005 and the related term sheet, each of which has previously been provided to the Purchasers.

      "Senior Subordinated Series B Unit Price" means $36.84.

                                       4
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      "Senior Subordinated Series B Units" means the senior subordinated Series
B units representing limited partner interests in Crosstex and any Common Units into which such Senior Subordinated Series B Units convert.

      "Senior Subordinated Units" means the senior subordinated units representing limited partner interests in Crosstex.

      "SoLa Asset Acquisition" shall have the meaning specified in the recitals.

      "SoLa Asset Acquisition Agreement" shall have the meaning specified in the recitals.

      "Subordinated Units" means the subordinated units representing limited partner interests in Crosstex.

      "Subsidiary" means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

      Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Crosstex Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

                                   ARTICLE II

                         AGREEMENT TO SELL AND PURCHASE

      Section 2.01 Authorization of Sale of Senior Subordinated Series B Units. Crosstex has authorized the issuance and sale to the Purchasers of the Purchased Units.

      Section 2.02 Sale and Purchase. Subject to the terms and conditions hereof, Crosstex hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from Crosstex, the number of Purchased Units as set forth on Schedule A (such number of Purchased Units set forth thereon with respect to each Purchaser), and each Purchaser agrees to pay Crosstex its Allocated Purchase Price.

      Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the "Closing") shall take place at the offices of Vinson & Elkins, L.L.P., First City Tower, 1001 Fannin, Houston, Texas 77002,

                                       5
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concurrently with the closing of the Senior Secured Credit Facility and the SoLa
Asset Acquisition (the date of such closings, the "Closing Date").

      Section 2.04 Conditions to the Closing.

            (a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

                  (i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

                  (ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

                  (iii) a notification form and supporting documentation, if any, related to the Common Units issuable on conversion of the Purchased Units shall have been filed with the NASDAQ.

            (b) Purchasers' Conditions. The obligation of each Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by such Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):

                  (i) Crosstex shall have given each Purchaser at least two (2) Business Days prior written notice of the Closing Date;

                  (ii) Since the date of this Agreement, no Crosstex Material Adverse Effect shall have occurred and be continuing;

                  (iii) Crosstex shall have consummated the SoLa Asset Acquisition pursuant to the SoLa Asset Acquisition Agreement, and acquired the Acquired Companies and each of the Acquired Company Assets (as each is defined in the SoLa Asset Acquisition Agreement);

                  (iv) Crosstex shall have executed the Senior Secured Credit Facility;

                  (v) Crosstex shall have performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Crosstex on or prior to the Closing Date;

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                  (vi) The representations and warranties of Crosstex contained in this Agreement that are qualified by materiality or Crosstex Material Adverse Effect shall be true and correct as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

                  (vii) Crosstex shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Crosstex's closing deliveries described in Section 2.05;

                  (viii) Crosstex shall have amended the Partnership Agreement in the form attached as Exhibit C hereto to provide for the issuance of the Senior Subordinated Series B Units.

            (c) Crosstex's Conditions. The obligation of Crosstex to consummate the sale of the Purchased Units to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the condition (which may be waived by Crosstex in writing, in whole or in part, to the extent permitted by applicable Law) that the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

      Section 2.05 Crosstex Deliveries. At the Closing, subject to the terms and conditions hereof, Crosstex will deliver, or cause to be delivered, to the
Purchasers:

            (a) A certificate or certificates representing the Purchased Units (bearing the legend set forth in Section 4.05(e)) and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

            (b) Copies of the Certificate of Limited Partnership of (i) Crosstex and (ii) Crosstex Energy GP, L.P. and of the Certificate of Formation of Crosstex Energy GP, LLC, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;

            (c) A certificate of the Secretary of State of the State of Delaware, dated a recent date, that Crosstex is in good standing;

            (d) A cross-receipt executed by Crosstex and delivered to the Purchasers certifying that it has received the Purchase Price as of the Closing Date;

            (e) An opinion addressed to the Purchasers from legal counsel to Crosstex, dated as of the Closing, in the form and substance attached hereto as Exhibit B;

            (f) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by Crosstex;

            (g) A certificate, dated the Closing Date and signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of Crosstex Energy GP, LLC, in their capacities as such, stating that:

                  (i) Crosstex has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Crosstex on or prior to the Closing Date;

                  (ii) The representations and warranties of Crosstex contained in this Agreement that are qualified by materiality or Crosstex Material Adverse Effect were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

            (h) A certificate of the Secretary or Assistant Secretary of Crosstex GP, LLC, on behalf of Crosstex, certifying as to (1) the Partnership Agreement, as amended, (2) board resolutions authorizing the execution and delivery of the Basic Documents and the SoLa Asset Acquisition Agreement and the consummation of the transactions contemplated thereby and hereby and (3) its incumbent officers authorized to execute the Basic Documents and the SoLa Asset Acquisition Agreement, setting forth the name and title and bearing the signatures of such officers.

      Section 2.06 Purchasers' Deliveries

            (a) Payment to Crosstex of each Purchaser's Allocated Purchase Price by wire transfer of immediately available funds to an account designated by Crosstex in writing;

            (b) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by each Purchaser; and

            (c) A cross-receipt executed by each Purchaser and delivered to Crosstex certifying that it has received its respective Purchased Units as of the Closing Date.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               RELATED TO CROSSTEX

      Crosstex represents and warrants to each Purchaser as follows:

      Section 3.01 Corporate Existence. Crosstex (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Crosstex Material Adverse Effect. Each of Crosstex's Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Crosstex Material Adverse Effect. None of Crosstex nor any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of Crosstex, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of Crosstex, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents. Each of Crosstex and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Crosstex Material Adverse Effect.

      Section 3.02 Capitalization and Valid Issuance of Purchased Units.

            (a) As of the date of this Agreement, the issued and outstanding limited partner interests of Crosstex consist of 8,834,312 Common Units, 9,334,000 Subordinated Units, 1,495,410 Senior Subordinated Units and the Incentive Distribution Rights, as defined in the Partnership Agreement. The only issued and outstanding general partner interests of Crosstex are the interests of the General Partner described in the Partnership Agreement. All outstanding Common Units, Subordinated Units, Senior Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act")).

            (b) Other than the Crosstex Energy GP, LLC Long-Term Incentive Plan, Crosstex has no equity compensation plans that contemplate the issuance of partnership interests of Crosstex (or securities convertible into or exchangeable for partnership interests of Crosstex). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Crosstex unitholders may vote are issued or outstanding. Except as set forth in the first sentence of this Section 3.02(b) or as are contained in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Crosstex or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Crosstex or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Crosstex or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Crosstex or any of its Subsidiaries or any such securities or agreements listed in clause
(i) of this sentence or (iii) voting trusts or similar agreements to which Crosstex or any of its Subsidiaries is a party with respect to the voting of the equity interests of Crosstex or any of its Subsidiaries. None of the offering or sale of the Senior Subordinated Series B Units or the registration of the Common Units underlying the Senior Subordinated Series B Units pursuant to the Registration Rights Agreement, all as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than those rights granted to the General Partner or any of its Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement.

            (c) (i) All of the issued and outstanding equity interests of each of Crosstex's Subsidiaries (except Crosstex DC Gathering Company, J.V.) are owned, directly or indirectly, by Crosstex free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Crosstex Credit Facility or the Crosstex Master Shelf Agreement), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Crosstex's Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act, Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act"), Article 5.09 of the Texas Limited Liability Company Act, Sections 3.03, 5.02 and 6.07 of the Texas Revised Limited Partnership Act and Sections 12:1327 and 12:1328 of the Louisiana Limited Liability Company Act) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Crosstex SEC Documents, neither Crosstex nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

            (d) The Senior Subordinated Series B Units being purchased by each of the Purchasers hereunder and the limited partner interests represented thereby, will be duly authorized by Crosstex pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to such Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws.

            (e) The Common Units are listed on the NASDAQ. At the Closing the notification form and supporting documentation, if any, related to the Common Units to be issued on conversion of the Purchased Units will have been filed with the NASDAQ.

            (f) The Common Units issuable upon conversion of the Senior Subordinated Series B Units and the limited partner interests represented thereby will be duly authorized by Crosstex pursuant to the Partnership Agreement prior to the Closing and, upon issuance in accordance with the terms of Senior Subordinated Series B Units and the Partnership Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws.

      Section 3.03 Crosstex SEC Documents. Crosstex has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents together with the Registration

Statement, collectively "Crosstex SEC Documents"). The Crosstex SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the "Crosstex Financial Statements"), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Crosstex SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the Crosstex Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) in the case of the Crosstex Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Crosstex and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent public accounting firm with respect to Crosstex and the General Partner and has not resigned or been dismissed as independent public accountants of Crosstex or the General Partner as a result of or in connection with any disagreement with Crosstex on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Crosstex SEC Documents filed with the Commission on or prior to the date hereof, since the date of Crosstex's most recent Form 10-K filing with the Commission, Crosstex and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have a Crosstex Material Adverse Effect, (b) acquisition or disposition of any material asset by Crosstex or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Crosstex SEC Documents, or (c) material change in Crosstex's accounting principles, practices or methods.

      Section 3.05 Litigation. Except as set forth in the Crosstex SEC Documents, there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to Crosstex's knowledge, contemplated or threatened against or affecting any of the Crosstex Parties or any of their respective officers, directors, properties or assets, which (a) questions the validity of this Agreement or the Registration Rights Agreement or the right of Crosstex to enter into this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby and thereby or (b) (individually or in the aggregate) would be reasonably likely to result in a Crosstex Material Adverse Effect.

      Section 3.06 No Conflicts. The execution, delivery and performance by Crosstex of the Basic Documents and the SoLa Asset Acquisition Agreement and compliance by Crosstex with the terms and provisions hereof and thereof, and the issuance and sale by Crosstex of the Purchased Units, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violate any provision of any Law or Permit having applicability to Crosstex or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the certificate of limited partnership or other organizational documents of Crosstex, or the Partnership Agreement, or any organizational documents of any of Crosstex's Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which Crosstex or any of its Subsidiaries is a party or by which Crosstex or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Crosstex or any of its Subsidiaries, except where any such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this
Section 3.06 would not be, individually or in the aggregate, reasonably likely to result in a Crosstex Material Adverse Effect.

      Section 3.07 Authority, Enforceability. Crosstex has all necessary partnership power and authority to execute, deliver and perform its obligations under the Basic Documents and the SoLa Asset Acquisition Agreement and the execution, delivery and performance by Crosstex of the Basic Documents and the SoLa Asset Acquisition Agreement has been duly authorized by all necessary action on the part of the General Partner; and the Basic Documents and the SoLa Asset Acquisition Agreement constitute the legal, valid and binding obligations of Crosstex, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law. No approval from the holders of the Common and/or the Subordinated Units is required in connection with Crosstex's issuance and sale of the Purchased Units to the Purchasers.

      Section 3.08 Approvals. Except for the approvals required by the Commission in connection with any registration statement filed under the Registration Rights Agreement and for approvals which have already been obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Crosstex of any of the Basic Documents and the SoLa Asset Acquisition Agreement, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a Crosstex Material Adverse Effect.

      Section 3.09 MLP Status. Crosstex has, for each taxable year beginning after December 31, 2001, during which Crosstex was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

      Section 3.10 Investment Company Status. Crosstex is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 3.11 Certain Fees. No fees or commissions are or will be payable by Crosstex to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement, except to Banc of America Securities LLC. Crosstex agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker's, finder's, placement, or other similar fees or commissions incurred by Crosstex or alleged to have been incurred by Crosstex in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

      Section 3.12 No Side Agreements. There are no agreements by, among or between Crosstex or any of its Affiliates, on the one hand, and the Purchasers or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents nor promises or inducements for future transactions between or among any of such parties.

      Section 3.13 Material Agreements. Crosstex has provided the Purchasers with, or made available to the Purchasers through the Crosstex SEC Documents, correct and complete copies of all material agreements (as defined in Section 601(b)(10) of Regulation S-K promulgated by the Commission) and of all exhibits to the Crosstex SEC Documents, including amendments to or other modifications of pre-existing material agreements, entered into by Crosstex.

      Section 3.14 PUHCA. Crosstex is not a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or a "public utility," as each such term is defined in the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES AND COVENANTS
                                OF THE PURCHASERS

      Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to Crosstex that:

      Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

      Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute legal, valid and binding obligations of such Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity and except as the rights to indemnification may be limited applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 4.03 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement and could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or prospects of such Purchaser.

      Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement, except, in the case of the Fiduciary/Claymore MLP Opportunity Fund, a fee paid to A. G. Edwards & Sons, Inc. Such Purchaser agrees that it will indemnify and hold harmless Crosstex from and against any and all claims, demands, or liabilities for broker's, finder's, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

      Section 4.05 No Side Agreements. There are no other agreements by, among or between the Purchasers and any of their Affiliates, on the one hand, and Crosstex or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents nor promises or inducements for future transactions between or among any of such parties.

      Section 4.06 Unregistered Securities. Such Purchaser represents that:

            (a) Investment. The Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Units or any part thereof, and that Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser's right at all times to (subject to such Purchaser's agreement contained in Section 4.07 hereof) sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, which may include a sale contemplated by any registration statement pursuant to which such securities are being offered, and
(b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

            (b) Nature of Purchasers. Such Purchaser represents and warrants to, and covenants and agrees with, Crosstex that, (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

            (c) Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to Crosstex's periodic filings with the Commission, including Crosstex's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K, (b) had access to information regarding the SoLa Asset Acquisition and its potential effect on Crosstex's operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Crosstex regarding such matters sufficient to enable such Purchaser to evaluate the risks and merits of purchasing the Purchased Units and consummating the transactions contemplated by the Basic Documents.

            (d) Legend. It is understood that the certificates evidencing the Purchased Units will bear the following legend: "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

      Section 4.07 Lock-Up. Such Purchaser agrees that from and after Closing it will not sell any of the Purchased Units or the Common Units into which such Purchased Units convert prior to the Anniversary Date.

                                   ARTICLE V
                       INDEMNIFICATION, COSTS AND EXPENSES

      Section 5.01 Indemnification by Crosstex. Crosstex agrees to indemnify each Purchaser and its Representatives (collectively, "Purchaser Related Parties") from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Crosstex contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

      Section 5.02 Indemnification by the Purchasers. Each Purchaser agrees to indemnify Crosstex, the General Partners and their respective Representatives (collectively, "Crosstex Related Parties") from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.

      Section 5.03 Indemnification Procedure. Promptly after any Crosstex Related Party or Purchaser Related Party (hereinafter, the "Indemnified Party") has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the "Indemnifying Party") written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

                                   ARTICLE VI
                                  MISCELLANEOUS

      Section 6.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever Crosstex has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Crosstex unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchasers, such action shall be in such Purchaser's sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.

      Section 6.02 Survival of Provisions. The representations and warranties set forth in Sections 3.02, 3.07, 3.11, 3.12, 4.04, 4.05 and 4.06 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Crosstex or the Purchasers. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Crosstex and the Purchasers and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.

      Section 6.03 No Waiver; Modifications in Writing.

            (a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

            (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other

Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by Crosstex from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Crosstex in any case shall entitle Crosstex to any other or further notice or demand in similar or other circumstances.

      Section 6.04 Binding Effect; Assignment.

            (a) Binding Effect. This Agreement shall be binding upon Crosstex, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

            (b) Assignment of Purchased Units. All or any portion of Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities laws, Section
4.07 herein and the Registration Rights Agreement.

            (c) Assignment of Rights. All or any portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of Crosstex. All or any portion of the rights and obligations of each Purchaser under this Agreement may not be transferred by such Purchaser to a non-Affiliate without the written consent of Crosstex.

      Section 6.05 Non-Disclosure. Notwithstanding anything herein to the contrary, the Non-Disclosure Agreement shall remain in full force and effect regardless of any termination of this Agreement.

      Section 6.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

            (a)   If to Fiduciary/Claymore MLP Opportunity Fund:

                  c/o Fiduciary Asset Management
                  8112 Maryland Avenue, Suite 400
                  St. Louis MO 63105
                  Attention:  Jim Cunnane
                  Facsimile:  (314) 863-4360

            (b) If to Kayne Anderson MLP Investment Company or Kayne Anderson Energy Total Return Fund, Inc.:

                  1800 Avenue of the Stars, 2nd Floor
                  Los Angeles, CA 90067
                  Attention:  David Shladovsky, Esq.
                  Facsimile:  (310) 284-6490

                  and

                  1100 Louisiana, Suite 4550
                  Houston, Texas 77002
                  Attention:  Kevin McCarthy
                  Facsimile:  (713) 655-7359

                  with a copy to:

                  Vinson & Elkins L.L.P.
                  1001 Fannin, Suite 2300
                  Houston, TX 77002
                  Attention:  Dan Fleckman
                  Facsimile:  (713) 615-5859

            (c) If to Tortoise Energy Capital Corp. or Tortoise Energy Infrastructure Corporation:

                  10801 Mastin, Suite 222
                  Overland Park, KS 66210
                  Attention:  David Schulte
                  Facsimile:  (913) 345-2763

                  with a copy to:

                  Blackwell Sanders Peper Martin LLP
                  2300 Main Street, Suite 1000
                  Kansas City, MO 64108
                  Attention:  Steven F. Carman
                  Facsimile:  (816) 983-8080

            (d)   If to Crosstex:

                  Crosstex Energy, L.P.
                  2501 Cedar Springs
                  Dallas, Texas 75201
                  Attention:  Barry E. Davis
                  Facsimile:  (214) 953-9500

                  with a copy to:

                  Baker Botts L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas 75201-2980
                  Attention: Doug Rayburn
                  Facsimile: (214) 661-4634

or to such other address as Crosstex or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

      Section 6.07 Removal of Legend. Each Purchaser may request Crosstex to remove the legend described in Section 4.06(e) from the certificates evidencing the Purchased Units by submitting to Crosstex such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be.

      Section 6.08 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Crosstex or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

      Section 6.09 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      Section 6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

      Section 6.11 Termination.

            (a) In the event that any of the conditions to a party's obligation to close specified in Section 2.04 is not satisfied at or prior to the Closing Date, such party may terminate this Agreement.

            (b) In the event that the Closing Date does not take place on or before November 1, 2005, either party may terminate this Agreement.

            (c) In the event of any termination of this Agreement pursuant to this Section 6.11, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

      IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                                       CROSSTEX ENERGY, L.P.

                                         By:  CROSSTEX ENERGY GP, L.P.
                                              (its General Partner)

                                         By:  CROSSTEX ENERGY GP, LLC
                                              (its General Partner)

                                         By:  /s/ William W. Davis
                                              ----------------------------------
                                              William W. Davis,
                                              Executive Vice President and Chief
                                              Financial Officer

                     [Signature Page to Purchase Agreement]

                                     FIDUCIARY/CLAYMORE MLP OPPORTUNITY
                                     FUND

                                     By: /s/ James J. Cunnane, Jr.
                                         ---------------------------------------
                                          James J. Cunnane, Jr.
                                          Managing Director and Senior Portfolio
                                            Manager

                     [Signature Page to Purchase Agreement]

                                                   KAYNE ANDERSON MLP INVESTMENT
                                                    COMPANY

                                                   By: /s/ James C. Baker
                                                       -------------------------
                                                           James C. Baker
                                                           Vice President

                     [Signature Page to Purchase Agreement]

                                                    KAYNE ANDERSON ENERGY TOTAL
                                                     RETURN FUND, INC.

                                                    By: /s/ James C. Baker
                                                        ------------------------
                                                            James C. Baker
                                                            Vice President

                     [Signature Page to Purchase Agreement]

                                             TORTOISE ENERGY CAPITAL CORPORATION

                                             By: /s/ Zachary A. Hamel
                                                 -------------------------------
                                                     Zachary A. Hamel
                                                     Secretary

                     [Signature Page to Purchase Agreement]

                                                  TORTOISE ENERGY INFRASTRUCTURE
                                                   CORPORATION

                                                  By: /s/ Zachary A. Hamel
                                                      --------------------------
                                                          Zachary A. Hamel
                                                          Secretary

                     [Signature Page to Purchase Agreement]

                                   SCHEDULE A

                                                                                           ALLOCATED
PURCHASER                                                          PURCHASED UNITS      PURCHASE PRICE
---------                                                          ---------------     ----------------
Fiduciary/Claymore MLP Opportunity Fund........................         407,167           15,000,032.28
Kayne Anderson MLP Investment Company..........................       1,294,789           47,700,026.76
Kayne Anderson Energy Total Return Fund, Inc...................          62,432            2,299,994.88
Tortoise Energy Capital Corp...................................         977,199           36,000,011.16
Tortoise Energy Infrastructure Corporation.....................         108,578            4,000,013.52
                                                                      ---------        ----------------
         Total.................................................       2,850,165        $ 105,000,078.60
                                                                      =========        ================

                                   Schedule A

                EXHIBIT A - FORM OF REGISTRATION RIGHTS AGREEMENT

                                  SEE ATTACHED

                                    Exhibit A

                                                                       EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                              CROSSTEX ENERGY, L.P.

                                       AND

                           THE PURCHASERS PARTY HERETO

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
                                    ARTICLE I
                                   DEFINITIONS

Section 1.1      Definitions..........................................................     1
Section 1.2      Registrable Securities...............................................     3

                                   ARTICLE II
                               REGISTRATION RIGHTS

Section 2.1      Shelf Registration...................................................     3
Section 2.2      Piggyback Registration...............................................     5
Section 2.3      Underwritten Offering................................................     6
Section 2.4      Sale Procedures......................................................     7
Section 2.5      Cooperation by Holders...............................................     9
Section 2.6      Restrictions on Public Sale by Holders of Registrable Securities.....     9
Section 2.7      Expenses.............................................................    10
Section 2.8      Indemnification......................................................    10
Section 2.9      Rule 144 Reporting...................................................    12
Section 2.10     Transfer or Assignment of Registration Rights........................    13
Section 2.11     Limitation on Subsequent Registration Rights.........................    13

                                   ARTICLE III
                                  MISCELLANEOUS

Section 3.1      Communications.......................................................    13
Section 3.2      Successor and Assigns................................................    15
Section 3.3      Assignment of Rights.................................................    15
Section 3.4      Recapitalization, Exchanges, etc. Affecting the Common Units.........    15
Section 3.5      Specific Performance.................................................    15
Section 3.6      Counterparts.........................................................    15
Section 3.7      Headings.............................................................    15
Section 3.8      Governing Law........................................................    15
Section 3.9      Severability of Provisions...........................................    15
Section 3.10     Entire Agreement.....................................................    16
Section 3.11     Amendment............................................................    16
Section 3.12     No Presumption.......................................................    16

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of [_______________], 2005 by and between CROSSTEX ENERGY, L.P., a Delaware limited partnership ("Crosstex"), and each of the parties set forth on Schedule A hereto (the "Purchasers").

      WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Senior Subordinated Series B Unit Purchase Agreement, dated as of October [__], 2005, by and between Crosstex and the Purchasers (the "Purchase Agreement");

      WHEREAS, Crosstex has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

      WHEREAS, it is a condition to the obligations of the Purchasers and Crosstex under the Purchase Agreement that this Agreement be executed and delivered.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Definitions. The terms set forth below are used herein as so defined:

            "Affiliate" means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Anniversary Date" shall have the meaning set forth in the Purchase Agreement.

            "Business Day" means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Houston, Texas.

            "Closing" shall have the meaning set forth in the Purchase
Agreement.

            "Closing Date" shall have the meaning set forth in the Purchase Agreement.

            "Commission" means the United States Securities and Exchange Commission.

            "Common Units" shall have the meaning set forth in the Purchase Agreement.

            "Crosstex" has the meaning specified therefor in the introductory paragraph of this Agreement.

            "Effectiveness Period" has the meaning specified therefor in Section 2.1(a) of this Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Holder" means the record holder of any Registrable Securities.

            "Included Registrable Securities" has the meaning specified therefor in Section 2.2(a) of this Agreement.

            "Losses" has the meaning specified therefor in Section 2.8(a) of this Agreement.

            "Managing Underwriter" means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

            "Non-Disclosure Agreements" means (a) the non-disclosure agreements
(i) between Crosstex and Kayne Anderson MLP Investment Company dated April 30, 2005, (ii) between Crosstex and Kayne Anderson Capital Advisors, L.P. dated September 6, 2005, (iii) between Crosstex and Tortoise Energy Capital Corp and
(iv) between Crosstex and Tortoise Energy Infrastructure Corporation and (b) the master confidentiality agreement between Banc of America Securities LLC and Fiduciary/Claymore Opportunity Fund dated September 2, 2005.

            "Other Holder" has the meaning specified in Section 2.2(b).

            "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

            "Piggyback Registration" has the meaning specified therefor in
Section 2.2(a) of this Agreement.

            "Purchase Agreement" has the meaning specified therefor in the Recitals of this Agreement.

            "Purchased Units" shall have the meaning set forth in the Purchase Agreement.

            "Purchasers" has the meaning specified therefor in the introductory paragraph of this Agreement.

            "Registrable Securities" means the Common Units to be issued upon conversion of the Purchased Units, all of which are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement.

            "Registration Expenses" has the meaning specified therefor in
Section 2.7(a) of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Selling Expenses" has the meaning specified therefor in Section 2.7(a) of this Agreement.

            "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

            "Senior Subordinated Units" means Senior Subordinated Units purchased pursuant to the Senior Subordinated Unit Purchase Agreement, dated June 24, 2005, by and among Crosstex and the purchasers party thereto and any Common Units into which such Senior Subordinated Units convert.

            "Shelf Registration Statement" means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

            "Underwritten Offering" means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a "bought deal" with one or more investment banks.

      Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any Section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by Crosstex or one of its subsidiaries; (d) such Registrable Security has been sold in a private transaction in which the transferor's rights under this Agreement are not assigned to the transferee of such securities or (e) two years from the date hereof.

                                   ARTICLE II
                               REGISTRATION RIGHTS

      Section 2.1 Shelf Registration.

            (a) Shelf Registration. As soon as practicable following the Closing of the acquisition of the Purchased Units pursuant to the terms of the Purchase Agreement, but in any event within 30 days of the Closing, Crosstex shall prepare and file a Shelf Registration Statement covering the Registrable Securities. Crosstex shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 90 days after the date of the Closing. A Shelf Registration Statement filed pursuant to this
Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by Crosstex;

provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify Crosstex in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Crosstex shall use its commercially reasonable efforts to include such information in the prospectus. Crosstex will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earlier of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding or (iii) two years from the Closing (the "Effectiveness Period"). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If the Shelf Registration Statement is not declared effective within 120 days after Closing, then the Purchasers shall be entitled to a payment (with respect to each of such Purchaser's Purchased Units), as liquidated damages and not as a penalty, of 0.25% of the Purchase Price per 30-day period for the first sixty (60) days following the 120th day after Closing, with such payment amount increasing by an additional 0.25% of the Purchase Price per 30-day period for each subsequent 60 days, up to a maximum of 1.00% of the Purchase Price per 30-day period (the "Liquidated Damages"), until such time as the Shelf Registration Statement is declared effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be paid to each Purchaser in cash within ten (10) Business Days of the end of such 30-day period. The Purchasers' rights (and any transferee's rights pursuant to Section 2.10) under this Section 2.1 shall terminate when such Registrable Securities become eligible for resale under Rule 144(k) (or any similar provision then in force under the Securities Act).

            (b) Delay Rights. Notwithstanding anything to the contrary contained herein, Crosstex may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder's use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) Crosstex is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Crosstex determines in good faith that Crosstex's ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) Crosstex has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Crosstex, would materially and adversely affect Crosstex; however, in no event shall any delay pursuant hereto exceed sixty (60) days in any one hundred-eighty (180) day period or ninety (90) days in any twelve-month period. Upon disclosure of such information or the termination of the condition described above, Crosstex shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

      Section 2.2 Piggyback Registration.

            (a) Participation. Commencing on the Anniversary Date, if Crosstex at any time proposes to file a prospectus supplement to an effective Shelf Registration Statement with respect to an Underwritten Offering of Common Units for its own account or to register any Common Units for its own account for sale to the public in an Underwritten Offering other than (x) a registration relating solely to employee benefit plans or (y) a registration relating solely to a Rule 145 transaction, then, as soon as practicable following the engagement of counsel to Crosstex to prepare the documents to be used in connection with an Underwritten Offering, Crosstex shall give notice of such proposed Underwritten Offering to the Holders, and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the "Included Registrable Securities") as each such Holder may request in writing (a "Piggyback Registration"); provided, however, that Crosstex shall not be required to offer such opportunity to Holders if (i) the Holders do not offer a minimum of $5,000,000 of Registrable Securities and Senior Subordinated Units, in the aggregate, (determined by multiplying the number of Registrable Securities and Senior Subordinated Units owned by the average of the closing price for Common Units for the ten (10) trading days preceding the date of such notice) or (ii) Crosstex has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units by Crosstex. The notice required to be provided in this Section 2.2(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by Holder. Holder shall then have two
(2) Business Days to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Crosstex shall determine for any reason not to undertake or to delay such Underwritten Offering, Crosstex may, at its election, give written notice of such determination to the Selling Holders and,
(x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder's request for inclusion of such Selling Holder's Registrable Securities in such offering by giving written notice to Crosstex of such withdrawal up to and including the time of pricing of such offering. No Holders shall be entitled to participate in any such Underwritten Offering under this
Section 2.2(a) unless such Holder (together with any Affiliate that is a Selling Holder) participating therein holds at least fifteen million ($15,000,000) of Registrable Securities and Senior Subordinated Units, in the aggregate, (determined by multiplying the number of Registrable Securities and Senior Subordinated Units owned by the average of the closing price for Common Units for the ten (10) trading days preceding the date of such notice).

            (b) Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises Crosstex that the total amount of Common Units which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Crosstex can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement ("Other Holders") who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder or such Other Holder in such offering; by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration.

      Section 2.3 Underwritten Offering.

            (a) S-3 Registration. In the event that a Selling Holder (together with any Affiliate that is a Selling Holder) elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering of at least fifteen million ($15,000,000) of Registrable Securities and Senior Subordinated Units, Crosstex shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities; provided, however, that Crosstex management will not be required to participate in a roadshow or similar marketing effort.

            (b) General Procedures. In connection with any Underwritten Offering
(i) under Section 2.2 of this Agreement, Crosstex shall be entitled to select the Managing Underwriter or Underwriters, and (ii) under Section 2.3 of this Agreement, the Selling Holders shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering under
Section 2.2 or Section 2.3 hereof, each Selling Holder and Crosstex shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Crosstex to and for the benefit of such underwriters also be made to and for such Selling Holder's benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Crosstex or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Crosstex and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the time in the penultimate sentence of Section 2.2(a) hereof to be effective. No such withdrawal or abandonment shall affect Crosstex's obligation to pay Registration Expenses.

      Section 2.4 Sale Procedures. In connection with its obligations contained in Sections 2.1, 2.2 and 2.3, Crosstex will, as expeditiously as possible:

            (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

            (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

            (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Crosstex will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

            (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Crosstex of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Crosstex agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

            (f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

            (g) in the case of an Underwritten Offering, furnish upon request,
(i) an opinion of counsel for Crosstex, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, preliminary or prospectus supplement, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, preliminary or prospectus supplement and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Crosstex's financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the "cold comfort" letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein any supplement thereto) and as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Offerings of securities, such other matters as such underwriters may reasonably request;

            (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Crosstex personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Crosstex need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Crosstex;

            (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Crosstex are then listed;

            (k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Crosstex to enable the Selling Holders to consummate the disposition of such Registrable Securities;

            (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

            (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

      Each Selling Holder, upon receipt of notice from Crosstex of the happening of any event of the kind described in subsection (e) of this Section 2.4, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.4 or until it is advised in writing by Crosstex that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Crosstex, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to Crosstex (at Crosstex's expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder's possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

      Section 2.5 Cooperation by Holders. Crosstex shall have no obligation to include in the Shelf Registration Statement units of a Holder or in a Piggyback Registration units of a Selling Holder who has failed to timely furnish such information which, in the opinion of counsel to Crosstex, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

      Section 2.6 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of Crosstex on whom a restriction is imposed and provided further that such Selling Holder (together with any Affiliate that is a Selling Holder) owns at least fifteen million ($15,000,000) of Registrable Securities and Senior Subordinated Units, in the aggregate (determined by multiplying the number of Registrable Securities and Senior Subordinated Units owned by the average of the closing price for Common Units for the ten (10) trading days preceding the date of such filing).

      Section 2.7 Expenses.

            (a) Certain Definitions. "Registration Expenses" means all expenses incident to Crosstex's performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NASDAQ National Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Crosstex, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.8 hereof, Crosstex shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders' rights hereunder. In addition, Crosstex shall not be responsible for any "Selling Expenses," which means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

            (b) Expenses. Crosstex will pay all reasonable Registration Expenses in connection with a Piggyback Registration or Underwritten Offering, whether or not any sale is made pursuant to the Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

      Section 2.8 Indemnification.

            (a) By Crosstex. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Crosstex will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys' fees and expenses) (collectively, "Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Crosstex will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

            (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Crosstex, its directors and officers, and each Person, if any, who controls Crosstex within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Crosstex to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

            (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

            (d) Contribution. If the indemnification provided for in this
Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to Crosstex or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Crosstex on the one hand and such Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Crosstex on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Crosstex on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

            (e) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

      Section 2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Crosstex agrees to use its commercially reasonable efforts to:

            (a) Make and keep public information regarding Crosstex available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

            (b) File with the Commission in a timely manner all reports and other documents required of Crosstex under the Securities Act and the Exchange Act at all times from and after the date hereof; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Crosstex, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

      Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Crosstex to register Registrable Securities granted to the Purchasers by Crosstex under this Article II may be transferred or assigned by the Purchasers to one or more transferee(s) or assignee(s) of such Registrable Securities, who
(a) are Affiliates of such Purchaser, or (b) hold at least fifteen million ($15,000,000) of Registrable Securities and Senior Subordinated Units. Crosstex shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of the Purchasers under this Agreement.

      Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, Crosstex shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Crosstex that would allow such current or future holder to require Crosstex to include securities in any registration statement filed by Crosstex on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder.

                                   ARTICLE III
                                  MISCELLANEOUS

      Section 3.1 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

            (a)   If to Fiduciary/Claymore MLP Opportunity Fund:

                  c/o Fiduciary Asset Management
                  8112 Maryland Avenue, Suite 400
                  St. Louis MO 63105
                  Attention: Jim Cunnane
                  Facsimile: (314) 863-4360

            (b) If to Kayne Anderson MLP Investment Company or Kayne Anderson Energy Total Return Fund, Inc.:

                  1800 Avenue of the Stars, 2nd Floor
                  Los Angeles, CA 90067
                  Attention: David Shladovsky, Esq.
                  Facsimile: (310) 284-6490
                  and

                  1100 Louisiana, Suite 4550
                  Houston, Texas 77002
                  Attention: Kevin McCarthy
                  Facsimile: (713) 655-7359

                  with a copy to:

                  Vinson & Elkins L.L.P.
                  1001 Fannin, Suite 2300
                  Houston, TX 77002
                  Attention: Dan Fleckman
                  Facsimile: (713) 615-5859

            (c) If to Tortoise Energy Capital Corp. or Tortoise Energy Infrastructure Corporation:

                  10801 Mastin, Suite 222
                  Overland Park, KS 66210
                  Attention: David Schulte
                  Facsimile: (913) 345-2763

                  with a copy to:

                  Blackwell Sanders Peper Martin LLP
                  2300 Main Street, Suite 1000
                  Kansas City, MO 64108
                  Attention: Steven F. Carman
                  Facsimile: (816) 983-8080

            (d)   If to Crosstex:

                  Crosstex Energy, L.P.
                  2501 Cedar Springs
                  Dallas, Texas 75201
                  Attention:  Barry E. Davis
                  Facsimile:  (214) 953-9500

                  with a copy to:

                  Baker Botts L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas 75201-2980
                  Attention: Doug Rayburn
                  Facsimile: (214) 661-4634
or, if to a transferee of such Purchaser, to such Holder at the address provided pursuant to Section 2.10 above. All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

      Section 3.2 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

      Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of the Purchasers under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.10 hereof.

      Section 3.4 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Crosstex or any successor or assign of Crosstex (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

      Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

      Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

      Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.8 Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

      Section 3.9 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

      Section 3.10 Entire Agreement. This Agreement, the Purchase Agreement and the Non-Disclosure Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Crosstex set forth herein or therein. This Agreement, the Purchase Agreement and the Non-Disclosure Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

      Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by Crosstex and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

      Section 3.12 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

           [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            CROSSTEX, ENERGY, L.P.

                             By: Crosstex Energy GP, L.P. (its General Partner)

                             By: Crosstex Energy GP, LLC (its General Partner)

                             By: _______________________________________
                                       William W. Davis
                                       Executive Vice President and Chief
                                       Financial Officer

                [Signature Page to Registration Rights Agreement]

                                   FIDUCIARY/CLAYMORE MLP
                                   OPPORTUNITY FUND

                                   By: _________________________________________
                                          James J. Cunnane, Jr.
                                          Managing Director and Senior Portfolio
                                             Manager

                [Signature Page to Registration Rights Agreement]

                                   KAYNE ANDERSON MLP INVESTMENT
                                    COMPANY

                                   By: ________________________
                                          James C. Baker
                                          Vice President

                [Signature Page to Registration Rights Agreement]

                                   KAYNE ANDERSON ENERGY TOTAL
                                    RETURN FUND, INC.

                                   By: ________________________
                                          James C. Baker
                                          Vice President

                [Signature Page to Registration Rights Agreement]

                                   TORTOISE ENERGY CAPITAL CORPORATION

                                   By: ________________________
                                          David J. Schulte
                                          President

                [Signature Page to Registration Rights Agreement]

                                   TORTOISE ENERGY INFRASTRUCTURE
                                    CORPORATION

                                   By: ________________________
                                          David J. Schulte
                                          President

                [Signature Page to Registration Rights Agreement]

                                   SCHEDULE A

                                                                             ALLOCATED
                    PURCHASER                          PURCHASED UNITS     PURCHASE PRICE
---------------------------------------------------    ---------------    ----------------
Fiduciary/Claymore MLP Opportunity Fund............        407,167          15,000,032.28
Kayne Anderson MLP Investment Company..............      1,294,789          47,700,026.76
Kayne Anderson Energy Total Return Fund, Inc.......         62,432           2,299,994.88
Tortoise Energy Capital Corp.......................        977,199          36,000,011.16
Tortoise Energy Infrastructure Corporation.........        108,578           4,000,013.52
                                                         ---------        ---------------
     Total.........................................      2,850,165        $105,000,078.60
                                                         =========        ===============

                                   Schedule A

                 EXHIBIT B - FORM OF OPINION OF CROSSTEX COUNSEL

      Capitalized terms used but not defined herein have the meanings assigned to such terms in the Senior Subordinated Series B Unit Purchase Agreement (the "Purchase Agreement"). Crosstex shall furnish to the Purchasers at the Closing an opinion of Baker Botts L.L.P., counsel for Crosstex, addressed to the Purchasers and dated the Closing Date in form satisfactory to Vinson & Elkins L.L.P., counsel for the Purchasers, stating that:

            (i) Each of Crosstex and its "significant subsidiaries" that are organized under the laws of the States of Delaware or Texas (the "Crosstex Subsidiaries," and, collectively with Crosstex, the "Crosstex Entities") has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with all necessary, partnership or limited liability company power and authority to own, lease, use or operate its respective properties and to carry on its business as its business is now conducted as described in Crosstex's Annual Report on Form 10-K for the period ended December 31, 2004 (the "Annual Report") and Crosstex's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (each, a "10-Q"). Each of the Crosstex Entities is duly qualified or registered for the transaction of business and in good standing as a foreign limited partnership or limited liability company, as applicable, in each of the jurisdictions set forth in Exhibit A to such opinion.

            (ii) As of the date hereof, and prior to the sale and issuance of the Purchased Units as contemplated by the Purchase Agreement, the issued and outstanding limited partner interests of Crosstex consist of [_________] Common Units, [__________] Subordinated Units, 1,495,410 Senior Subordinated Units and the Incentive Distribution Rights, as defined in the Partnership Agreement. The only issued and outstanding general partner interests of Crosstex are the interests of the General Partners described in the Partnership Agreement. All outstanding Common Units, Subordinated Units, Senior Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act ("Delaware LP Act")).

            (iii) To our knowledge, except as described in the Annual Report and each 10-Q, and except for options granted pursuant to the Crosstex Energy GP, LLC Long-Term Incentive Plan, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating any Crosstex Entity to issue, transfer or sell any partnership interests or other equity interest in, any Crosstex Entity or securities convertible into or exchangeable for such partnership interests, (ii) obligations of any Crosstex Entity to repurchase, redeem or otherwise acquire any partnership interests or equity interests of any Crosstex Entity or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which any Crosstex Entity is a party with respect to the voting of the equity interests of any Crosstex Entity. To our knowledge, none of the offering or sale of the Purchased Units or the registration of the Common Units underlying the Purchased Units pursuant to the Registration Rights Agreement, all as contemplated by the Purchase

                               Exhibit B - Page 1

Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of Crosstex other than those rights granted to the General Partner or any of its Affiliates (as such term is defined in the Partnership Agreement) under Section 7.12 of the Partnership Agreement.

            (iv) Crosstex owns of record, directly or indirectly, all of the issued and outstanding equity interests of each of the Crosstex Subsidiaries, free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming any of the Crosstex Entities as debtor is on file in the office of the Secretary of State of Delaware or the office of the Secretary of State of Texas, (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act, the Texas Revised Limited Partnership Act (the "Texas LP Act") or the Delaware Limited Liability Company Act (the "Delaware LLC Act"), or (C) except for such Liens as may be imposed under the Senior Secured Credit Facility or the Crosstex Master Shelf Agreement, and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of the Crosstex Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act or Sections 3.03,
5.02 and 6.07 of the Texas LP Act, as applicable).

            (v) The Purchased Units to be issued and sold to the Purchasers by Crosstex pursuant to the Purchase Agreement, and the limited partner interests represented thereby, have been duly authorized under the Partnership Agreement and when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act).

            (vi) None of the offering, issuance and sale by Crosstex of the Purchased Units or the execution, delivery and performance of the Purchase Agreement and Registration Rights Agreement (A) constitutes or will constitute a violation of the Partnership Agreement or other organizational documents of any of the Crosstex Entities, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to the Annual Report or (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably likely to have a Crosstex Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vi) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

            (vii) Each of the Purchase Agreement, Registration Rights Agreement and Partnership Agreement has been duly authorized and validly executed and delivered on behalf of Crosstex or Crosstex Energy GP, L.P. party thereto, and is enforceable against such entity except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy,

                               Exhibit B - Page 2
applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

            (viii) Except for the approvals required by the Commission in connection with Crosstex's obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or filing with any U.S. federal or Delaware court, governmental agency or body having jurisdiction over the Crosstex Entities or any of their respective properties is required for the issuance and sale by Crosstex of the Purchased Units, the execution, delivery and performance of each of the Purchase Agreement and Registration Rights or the consummation of the transactions contemplated by the Purchase Agreement and Registration Rights Agreement, except those that have been obtained or as may be required under state securities or "Blue Sky" laws, as to which we do not express any opinion.

            (ix) To our knowledge, there is no action, suit, proceeding or investigation pending against the Crosstex Entities before any court or governmental agency that questions the validity of the Purchase Agreement, Partnership Agreement or the Registration Rights Agreement, or the right of Crosstex to enter into any of the foregoing agreements.

            (x) Crosstex is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (xi) The Common Units issuable upon conversion of the Purchased Units and the limited partner interests represented thereby have been duly authorized by Crosstex pursuant to the Partnership Agreement and, upon issuance in accordance with the terms of Senior Subordinated Series B Units and the Partnership Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act).

                               Exhibit B - Page 3

EXHIBIT C - FORM OF FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                  SEE ATTACHED

                                    Exhibit C

                                                                       EXHIBIT C

================================================================================

                       FORM OF FOURTH AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              CROSSTEX ENERGY, L.P.

================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS............................................................................................        1

   SECTION 1.1       DEFINITIONS.................................................................................        1
   SECTION 1.2       CONSTRUCTION................................................................................       18

ARTICLE II ORGANIZATION..........................................................................................       18

   SECTION 2.1       FORMATION...................................................................................       18
   SECTION 2.2       NAME........................................................................................       19
   SECTION 2.3       REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES........................       19
   SECTION 2.4       PURPOSE AND BUSINESS........................................................................       20
   SECTION 2.5       POWERS......................................................................................       20
   SECTION 2.6       POWER OF ATTORNEY...........................................................................       20
   SECTION 2.7       TERM........................................................................................       22
   SECTION 2.8       TITLE TO PARTNERSHIP ASSETS.................................................................       22

ARTICLE III RIGHTS OF LIMITED PARTNERS...........................................................................       22

   SECTION 3.1       LIMITATION OF LIABILITY.....................................................................       22
   SECTION 3.2       MANAGEMENT OF BUSINESS......................................................................       22
   SECTION 3.3       OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS..................................................       23
   SECTION 3.4       RIGHTS OF LIMITED PARTNERS..................................................................       23

ARTICLE IV CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS..       24

   SECTION 4.1       CERTIFICATES................................................................................       24
   SECTION 4.2       MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES...........................................       24
   SECTION 4.3       RECORD HOLDERS..............................................................................       25
   SECTION 4.4       TRANSFER GENERALLY..........................................................................       26
   SECTION 4.5       REGISTRATION AND TRANSFER OF LIMITED PARTNER INTERESTS......................................       26
   SECTION 4.6       TRANSFER OF THE GENERAL PARTNER'S GENERAL PARTNER INTEREST..................................       27
   SECTION 4.7       TRANSFER OF INCENTIVE DISTRIBUTION RIGHTS...................................................       28
   SECTION 4.8       RESTRICTIONS ON TRANSFERS...................................................................       28
   SECTION 4.9       CITIZENSHIP CERTIFICATES; NON-CITIZEN ASSIGNEES.............................................       29
   SECTION 4.10      REDEMPTION OF PARTNERSHIP INTERESTS OF NON-CITIZEN ASSIGNEES................................       30

ARTICLE V CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS............................................       31

   SECTION 5.1       ORGANIZATIONAL CONTRIBUTIONS................................................................       31
   SECTION 5.2       CONTRIBUTIONS BY THE GENERAL PARTNER AND ITS AFFILIATES.....................................       31
   SECTION 5.3       CONTRIBUTIONS BY INITIAL LIMITED PARTNERS...................................................       32
   SECTION 5.4       INTEREST AND WITHDRAWAL.....................................................................       32
   SECTION 5.5       CAPITAL ACCOUNTS............................................................................       32
   SECTION 5.6       ISSUANCES OF ADDITIONAL PARTNERSHIP SECURITIES..............................................       37
   SECTION 5.7       LIMITATIONS ON ISSUANCE OF ADDITIONAL PARTNERSHIP SECURITIES................................       38
   SECTION 5.8       CONVERSION OF SENIOR SUBORDINATED UNITS.....................................................       41
   SECTION 5.9       CONVERSION OF SENIOR SUBORDINATED SERIES B UNITS............................................       41
   SECTION 5.10      CONVERSION OF SUBORDINATED UNITS............................................................       41
   SECTION 5.11      LIMITED PREEMPTIVE RIGHT....................................................................       42
   SECTION 5.12      SPLITS AND COMBINATIONS.....................................................................       43
   SECTION 5.13      FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER INTERESTS...........................       44

ARTICLE VI ALLOCATIONS AND DISTRIBUTIONS.........................................................................       44

   SECTION 6.1       ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES....................................................       44
   SECTION 6.2       ALLOCATIONS FOR TAX PURPOSES................................................................       51
   SECTION 6.3       REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS; DISTRIBUTIONS TO RECORD HOLDERS..........       53

   SECTION 6.4       DISTRIBUTIONS OF AVAILABLE CASH FROM OPERATING SURPLUS......................................       54
   SECTION 6.5       DISTRIBUTIONS OF AVAILABLE CASH FROM CAPITAL SURPLUS........................................       55
   SECTION 6.6       ADJUSTMENT OF MINIMUM QUARTERLY DISTRIBUTION AND TARGET DISTRIBUTION LEVELS.................       56
   SECTION 6.7       SPECIAL PROVISIONS RELATING TO THE HOLDERS OF SENIOR SUBORDINATED UNITS.....................       56
   SECTION 6.8       SPECIAL PROVISIONS RELATING TO THE HOLDERS OF SENIOR SUBORDINATED SERIES B UNITS............       57
   SECTION 6.9       SPECIAL PROVISIONS RELATING TO THE HOLDERS OF SUBORDINATED UNITS............................       58
   SECTION 6.10      SPECIAL PROVISIONS RELATING TO THE HOLDERS OF INCENTIVE DISTRIBUTION RIGHTS.................       58
   SECTION 6.11      ENTITY-LEVEL TAXATION.......................................................................       59

ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS.................................................................       59

   SECTION 7.1       MANAGEMENT..................................................................................       59
   SECTION 7.2       CERTIFICATE OF LIMITED PARTNERSHIP..........................................................       61
   SECTION 7.3       RESTRICTIONS ON THE GENERAL PARTNER'S AUTHORITY.............................................       62
   SECTION 7.4       REIMBURSEMENT OF THE GENERAL PARTNER........................................................       63
   SECTION 7.5       OUTSIDE ACTIVITIES..........................................................................       63
   SECTION 7.6       LOANS FROM THE GENERAL PARTNER; LOANS OR CONTRIBUTIONS FROM THE PARTNERSHIP;
                     CONTRACTS WITH AFFILIATES; CERTAIN RESTRICTIONS ON THE GENERAL PARTNER......................       65
   SECTION 7.7       INDEMNIFICATION.............................................................................       66
   SECTION 7.8       LIABILITY OF INDEMNITEES....................................................................       68
   SECTION 7.9       RESOLUTION OF CONFLICTS OF INTEREST.........................................................       69
   SECTION 7.10      OTHER MATTERS CONCERNING THE GENERAL PARTNER................................................       70
   SECTION 7.11      PURCHASE OR SALE OF PARTNERSHIP SECURITIES..................................................       71
   SECTION 7.12      REGISTRATION RIGHTS OF THE GENERAL PARTNER AND ITS AFFILIATES...............................       71
   SECTION 7.13      RELIANCE BY THIRD PARTIES...................................................................       73

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS..............................................................       74

   SECTION 8.1       RECORDS AND ACCOUNTING......................................................................       74
   SECTION 8.2       FISCAL YEAR.................................................................................       74
   SECTION 8.3       REPORTS.....................................................................................       74

ARTICLE IX TAX MATTERS...........................................................................................       74

   SECTION 9.1       TAX RETURNS AND INFORMATION.................................................................       74
   SECTION 9.2       TAX ELECTIONS...............................................................................       75
   SECTION 9.3       TAX CONTROVERSIES...........................................................................       75
   SECTION 9.4       WITHHOLDING.................................................................................       75

ARTICLE X ADMISSION OF PARTNERS..................................................................................       76

   SECTION 10.1      ADMISSION OF INITIAL LIMITED PARTNERS.......................................................       76
   SECTION 10.2      ADMISSION OF SUBSTITUTED LIMITED PARTNER....................................................       76
   SECTION 10.3      ADMISSION OF SUCCESSOR GENERAL PARTNER......................................................       76
   SECTION 10.4      ADMISSION OF ADDITIONAL LIMITED PARTNERS....................................................       77
   SECTION 10.5      AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP...............................       77

ARTICLE XI WITHDRAWAL OR REMOVAL OF PARTNERS.....................................................................       78

   SECTION 11.1      WITHDRAWAL OF THE GENERAL PARTNER...........................................................       78
   SECTION 11.2      REMOVAL OF THE GENERAL PARTNER..............................................................       79
   SECTION 11.3      INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER.................................       80
   SECTION 11.4      TERMINATION OF SUBORDINATION PERIOD, CONVERSION OF SUBORDINATED UNITS AND
                     EXTINGUISHMENT OF CUMULATIVE COMMON UNIT ARREARAGES.........................................       81
   SECTION 11.5      WITHDRAWAL OF LIMITED PARTNERS..............................................................       81

ARTICLE XII DISSOLUTION AND LIQUIDATION..........................................................................       82

   SECTION 12.1      DISSOLUTION.................................................................................       82
   SECTION 12.2      CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION...........................       82
   SECTION 12.3      LIQUIDATOR..................................................................................       83
   SECTION 12.4      LIQUIDATION.................................................................................       83

   SECTION 12.5      CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP..........................................       84
   SECTION 12.6      RETURN OF CONTRIBUTIONS.....................................................................       84
   SECTION 12.7      WAIVER OF PARTITION.........................................................................       85
   SECTION 12.8      CAPITAL ACCOUNT RESTORATION.................................................................       85

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE...........................................       85

   SECTION 13.1      AMENDMENT TO BE ADOPTED SOLELY BY THE GENERAL PARTNER.......................................       85
   SECTION 13.2      AMENDMENT PROCEDURES........................................................................       86
   SECTION 13.3      AMENDMENT REQUIREMENTS......................................................................       87
   SECTION 13.4      SPECIAL MEETINGS............................................................................       87
   SECTION 13.5      NOTICE OF A MEETING.........................................................................       88
   SECTION 13.6      RECORD DATE.................................................................................       88
   SECTION 13.7      ADJOURNMENT.................................................................................       88
   SECTION 13.8      WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES..................................       88
   SECTION 13.9      QUORUM......................................................................................       89
   SECTION 13.10     CONDUCT OF A MEETING........................................................................       89
   SECTION 13.11     ACTION WITHOUT A MEETING....................................................................       90
   SECTION 13.12     VOTING AND OTHER RIGHTS.....................................................................       90

ARTICLE XIV MERGER...............................................................................................       91

   SECTION 14.1      AUTHORITY...................................................................................       91
   SECTION 14.2      PROCEDURE FOR MERGER OR CONSOLIDATION.......................................................       91
   SECTION 14.3      APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION.....................................       92
   SECTION 14.4      CERTIFICATE OF MERGER.......................................................................       93
   SECTION 14.5      EFFECT OF MERGER............................................................................       93

ARTICLE XV RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS............................................................       93

   SECTION 15.1      RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS..................................................       93

ARTICLE XVI GENERAL PROVISIONS...................................................................................       95

   SECTION 16.1      ADDRESSES AND NOTICES.......................................................................       95
   SECTION 16.2      FURTHER ACTION..............................................................................       96
   SECTION 16.3      BINDING EFFECT..............................................................................       96
   SECTION 16.4      INTEGRATION.................................................................................       96
   SECTION 16.5      CREDITORS...................................................................................       96
   SECTION 16.6      WAIVER......................................................................................       96
   SECTION 16.7      COUNTERPARTS................................................................................       96
   SECTION 16.8      APPLICABLE LAW..............................................................................       96
   SECTION 16.9      INVALIDITY OF PROVISIONS....................................................................       97
   SECTION 16.10     CONSENT OF PARTNERS.........................................................................       97

                FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED
                      PARTNERSHIP OF CROSSTEX ENERGY, L.P.

         THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CROSSTEX ENERGY, L.P. dated as of __________, 2005, is entered into by and among Crosstex Energy GP, L.P., a Delaware limited partnership, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 Definitions.

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

      "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

      "Adjusted Capital Account" of a Partner means the Capital Account maintained for such Partner adjusted as provided herein. The balance of an Adjusted Capital Account at any time is the balance of the Capital Account at such time (a) increased by any amounts that such Partner is obligated at such time to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of losses and deductions that are reasonably expected at such time to be allocated to such Partner in subsequent taxable periods of the Partnership under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that are reasonably expected at such time to be made to such Partner in subsequent taxable periods to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the taxable period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a General Partner Interest, a Common Unit, a Senior Subordinated Unit, a Senior Subordinated Series B Unit, a Subordinated Unit or an Incentive Distribution Right or any other Partnership Interest shall be the amount which the Adjusted Capital Account of a Partner would be if such Partnership Interest were the only interest in the Partnership held by that Partner from and after the date on which such Partnership Interest was first issued.

      "Adjusted Operating Surplus" means, with respect to any period, Operating Surplus generated during such period (a) less (i) any net increase in Working Capital Borrowings with respect to such period and (ii) any net reduction in cash reserves for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period, and (b) plus (i) any net decrease in Working Capital Borrowings with respect to such period, and (ii) any net increase in cash reserves for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1.

      "Agreed Value" of any item of property means the fair market value of such item of property as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of one or more properties that are contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each such item of property.

      "Agreement" means this Fourth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., as it may be amended, supplemented or restated from time to time.

      "Assignee" means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

      "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

      "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

            (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

            (b) the amount of any cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject and (iii) provide funds for distributions under Section 6.4 or 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

      Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

      "Book-Down Event" means an event after which a negative adjustment is made to the aggregate Carrying Values of the assets of the Partnership pursuant to
Section 5.5(d).

      "Book-Up Event" means an event after which a positive adjustment is made to the aggregate Carrying Values of the assets of the Partnership pursuant to
Section 5.5(d).

      "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

      "Capital Account" of a Partner is maintained as provided in Section 5.5. The "Capital Account" in respect of a General Partner Interest, a Common Unit, a Senior Subordinated Unit, a Senior Subordinated Series B Unit, a Subordinated Unit, an Incentive Distribution Right or other Partnership Interest is the Capital Account that would be maintained if such Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such Partnership Interest was first issued.

      "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Contribution Agreements.

      "Capital Improvement" means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing, or the construction of new, capital assets (including, without limitation, natural gas gathering or transmission pipelines and natural gas treating or processing plants and natural gas liquids pipelines, fractionation plants and storage and distribution facilities and related assets), in each case if such addition, improvement, acquisition or construction is made to increase the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

      "Capital Surplus" has the meaning assigned to such term in Section 6.3(a).

      "Carrying Value" of an item of Partnership property immediately after the Closing Date is the fair market value of such item of Partnership property as determined by the General Partner using such reasonable method of valuation as it may adopt. For purposes hereof, the Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is classified as a partnership or is disregarded for federal income tax purposes. The Carrying Value of any item of Partnership property shall be adjusted from time to time as provided in Section 5.5(b) and Section 5.5(d). The Carrying Value of an item of property that is acquired by the Partnership after the Closing Date shall be the amount that would be the adjusted basis for federal income tax purposes of such property in the hands of the Partnership immediately after its acquisition if the adjusted basis for federal income tax purposes of each asset of the Partnership at that time were equal to its Carrying Value at that time.

      "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a general partner of the Partnership.

      "Certificate" means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

      "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

      "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he

(and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

      "Claim" as used in Section 7.12 has the meaning assigned to such term in
Section 7.12(c).

      "Closing Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership, Crosstex Energy, Inc. and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

      "Closing Date" means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

      "Closing Price" has the meaning assigned to such term in Section 15.1(a).

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

      "Combined Interest" has the meaning assigned to such term in Section 11.3(a).

      "Commission" means the United States Securities and Exchange Commission.

      "Common Unit" means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not refer to a Senior Subordinated Unit, a Senior Subordinated Series B Unit or a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

      "Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).

      "Conflicts Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the National Securities Exchange on which the Common Units are listed for trading.

      "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.

      "Contribution Agreements" mean, collectively, the First Contribution Agreement and the Closing Contribution Agreement.

      "Corrective Allocation" means any allocation of an item of income, gain, loss, deduction or credit pursuant to Section 6.1(d)(xi).

      "Crosstex Energy, Inc." means Crosstex Energy, Inc., a Delaware corporation formerly named of Crosstex Energy Holdings Inc.

      "Crosstex GP" means Crosstex Energy GP, LLC, a Delaware limited liability company and the general partner of the General Partner.

      "Crosstex Texas Inc." means Crosstex Energy Inc., a Texas corporation and former wholly-owned subsidiary of Crosstex Energy, Inc., a Delaware corporation, which subsequent to the Closing Date, was merged with and into Crosstex Energy, Inc.

      "Cumulative Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and the second sentence of Section 6.5 with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

      "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to Section 6.1(d)(x).

      "Current Market Price" has the meaning assigned to such term in Section 15.1(a).

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

      "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

      "Depositary" means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

      "Economic Risk of Loss" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

      "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

      "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

      "Final Subordinated Units" has the meaning assigned to such term in
Section 6.1(d)(ix)(A).

      "First Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of November 27, 2002, among the General Partner, the Partnership, the Operating Partnership, Crosstex Energy, Inc. and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

      "First Liquidation Target Amount" has the meaning assigned to such term in
Section 6.1(c)(i)(D).

      "First Target Distribution" means $0.3125 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 2003, it means the product of $0.3125 multiplied by a fraction of which the numerator is the number of days in such period, and of which the denominator is
90), subject to adjustment in accordance with Sections 6.6 and 6.11.

      "Fully Diluted Basis" means, when calculating the number of Outstanding Units for any period, a basis that includes, in addition to the Outstanding Units, all Partnership Securities and options, rights, warrants and appreciation rights relating to an equity interest in the Partnership (a) that are convertible into or exercisable or exchangeable for Units that are senior to or pari passu with the Subordinated Units, (b) whose conversion, exercise or exchange price is less than the Current Market Price on the date of such calculation, and (c) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter following the end of the last Quarter contained in the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion, exercise or exchange; provided that for purposes of determining the number of Outstanding Units on a Fully Diluted Basis when calculating whether the Subordination Period has ended or Subordinated Units are entitled to convert into Common Units pursuant to Section 5.10, such Partnership Securities, options, rights, warrants and appreciation rights shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; provided, further, that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (i) the number of Units issuable upon such conversion, exercise or exchange and (ii) the number of Units which such consideration would purchase at the Current Market Price.

      "General Partner" means Crosstex Energy GP, L.P. and its successors and permitted assigns as general partner of the Partnership.

      "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which may be evidenced by Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

      "Group" means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

      "Group Member" means a member of the Partnership Group.

      "Holder" as used in Section 7.12, has the meaning assigned to such term in
Section 7.12(a).

      "Incentive Distribution Right" means a non-voting Limited Partner Interest issued to the General Partner pursuant to Section 5.2, which Partnership Interest will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.

      "Incentive Distributions" means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.4 or any other provision of this Agreement.

      "Indemnified Persons" has the meaning assigned to such term in Section 7.12(c).

      "Indemnitee" means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent, fiduciary or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

      "Initial Common Units" means the Common Units sold in the Initial
Offering.

      "Initial Limited Partners" means Crosstex Energy, Inc. and the Underwriters, in each case upon being admitted to the Partnership in accordance with Section 10.1.

      "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

      "Initial Unit Price" means (a) with respect to the Common Units and the Subordinated Units, the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective multiplied (in order to give effect to the Unit Split) by 50 percent,
(b) with respect to the Senior Subordinated Units, $37.4545 per unit, (c) with respect to the Senior Subordinated Series B Units, $____ per unit, or (d) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

      "Interim Capital Transactions" means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member (including the Common Units sold to the Underwriters pursuant to the exercise of the Over-Allotment Option); and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

      "Issue Price" means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership. In the case of the Senior Subordinated Units, the Issue Price shall be deemed to be $33.4356 per unit and in the case of the Senior Subordinated Series B Units, the Issue Price shall be deemed to be $______ per unit.

      "Limited Partner" means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII and IX, each Assignee; provided, however, that when the term "Limited Partner" is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right except as may otherwise be required by law.

      "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Senior Subordinated Units, Senior Subordinated Series B Units, Subordinated Units, Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term "Limited Partner Interest" is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right except as may otherwise be required by law.

      "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

      "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

      "Merger Agreement" has the meaning assigned to such term in Section 14.1.

      "Minimum Quarterly Distribution" means $0.25 per Unit per Quarter (or with respect to the period commencing on the Closing Date and ending on March 31, 2003, it means the product of $0.25 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is
90), subject to adjustment in accordance with Sections 6.6 and 6.11.

      "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

      "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed by the Partnership, the Partnership's Carrying Value in such property assuming that the adjustment permitted by Section 5.5(d)(ii) is made immediately before the time such property is distributed, reduced by any indebtedness either assumed by the distributee or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

      "Net Income" for any taxable period of the Partnership means the sum, if positive, of all items of income, gain, loss and deduction that are recognized by the Partnership during such taxable period and on or before the Liquidation Date. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) but shall not include any items allocated under
Section 6.1(d).

      "Net Loss" for any taxable period of the Partnership means the sum, if negative, of all items of income, gain, loss or deduction that are recognized by the Partnership during such taxable period of the Partnership and on or before the Liquidation Date. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) but shall not include any items allocated under Section 6.1(d).

      "Net Termination Gain" for any taxable period of the Partnership means the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership during such taxable period of the Partnership and after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with
Section 5.5(b) but shall not include any items that are allocated under Section 6.1(d).

      "Net Termination Loss" for any taxable period of the Partnership means the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership during such taxable period of the Partnership and after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) but shall not include any items that are allocated under Section 6.1(d).

      "Non-citizen Assignee" means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner pursuant to Section 4.9.

      "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

      "Nonrecourse Liability" has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

      "Notice of Election to Purchase" has the meaning assigned to such term in
Section 15.1(b).

      "Omnibus Agreement" means that Omnibus Agreement, dated as of the Closing Date, among Crosstex Energy, Inc., the General Partner, Crosstex GP, the Partnership and the Operating Partnership.

      "Operating Expenditures" means all Partnership Group expenditures, including, but not limited to, taxes, reimbursements of the General Partner, repayment of Working Capital Borrowings, debt service payments and capital expenditures, subject to the following:

            (a) Payments (including prepayments) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures; and

            (b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions or (iii) distributions to Partners. Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the General Partner's good faith allocation between the amounts paid for each shall be conclusive.

      "Operating Partnership" means Crosstex Energy Services, L.P., a Delaware limited partnership, and any successors thereto.

      "Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended, supplemented or restated from time to time.

      "Operating Surplus" means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

            (a) the sum of (i) $8.9 million plus all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Closing Date, (ii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, less

            (b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

      Notwithstanding the foregoing, "Operating Surplus" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

      "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

      "Option Closing Date" means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

      "Organizational Limited Partner" means Crosstex Energy, Inc. in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

      "Outstanding" means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then

Outstanding directly or indirectly from a Person or Group described in clause
(i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the board of directors of the General Partner.

      "Over-Allotment Option" means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

      "Parity Units" means Common Units and all other Units of any other class or series that have the right (i) to receive distributions of Available Cash from Operating Surplus pursuant to each of subclauses (a)(i) and (a)(ii) of
Section 6.4 in the same order of priority with respect to the participation of Common Units in such distributions or (ii) to participate in allocations of Net Termination Gain pursuant to Section 6.1(c)(i)(B) in the same order of priority with the Common Units, in each case regardless of whether the amounts or value so distributed or allocated on each Parity Unit equals the amount or value so distributed or allocated on each Common Unit. Units whose participation in such
(i) distributions of Available Cash from Operating Surplus and (ii) allocations of Net Termination Gain are subordinate in order of priority to such distributions and allocations on Common Units shall not constitute Parity Units even if such Units are convertible under certain circumstances into Common Units or Parity Units.

      "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

      "Partner Nonrecourse Deductions" means any and all items of loss or deduction determined in accordance with Section 5.5(b) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

      "Partners" means the General Partner and the Limited Partners.

      "Partnership" means Crosstex Energy, L.P., a Delaware limited partnership, and any successors thereto.

      "Partnership Group" means the Partnership, the Operating Partnership and any Subsidiary of any such entity, treated as a single consolidated entity.

      "Partnership Interest" means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

      "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

      "Partnership Security" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the

Partnership), including without limitation, Common Units, Senior Subordinated Units, Senior Subordinated Series B Units, Subordinated Units and Incentive Distribution Rights.

      "Percentage Interest" means as of any date of determination (a) as to the General Partner (in its capacity as General Partner without reference to any Limited Partner Interests held by it), 2%, (b) as to any Unitholder or Assignee holding Units, the product obtained by multiplying (i) 98% less the percentage applicable to paragraph (c) by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder or Assignee by (B) the total number of all Outstanding Units, and (c) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.6, the number of Units to which such Partnership Securities are equivalent for the purpose of determining Percentage Interest (and only for such purpose) as determined by the General Partner as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right shall at all times be zero.

      "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

      "Per Unit Capital Amount" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

      "Pro Rata" means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests and (c) when modifying holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number of Incentive Distribution Rights held by each such holder.

      "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

      "Quarter" means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Partnership.

      "Recapture Income" means any gain recognized by the Partnership for federal income tax purposes (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property of the Partnership, which gain is characterized as ordinary income for federal income tax purposes because it represents the recapture of deductions previously taken with respect to such property.

      "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

      "Record Holder" means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

      "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to
Section 4.10.

      "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-97779) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

      "Required Allocations" means (a) any limitation imposed on the allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c) that is identified therein as a Required Allocation and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d) that is identified therein as a Required Allocation.

      "Restricted Business" has the meaning assigned to such term in the Omnibus Agreement.

      "Second Target Distribution" means $0.375 per Unit per Quarter (or, with respect to the period commencing on the Closing Date and ending on March 31, 2003, it means the product of $0.375 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 90), subject to adjustment in accordance with Sections 6.6 and 6.11.

      "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

      "Senior Subordinated Series B Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Senior Subordinated Series B Units in this Agreement. The term "Senior Subordinated Series B Unit" as used herein does not include a Common Unit, a Parity Unit, a Subordinated Unit or a Senior Subordinated Unit. A Senior Subordinated Series B Unit shall not constitute a Common Unit or Parity Unit until it converts into a Common Unit.

      "Senior Subordinated Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Senior Subordinated Units in this Agreement. The term "Senior Subordinated Unit" as used herein does not include a Common Unit, a Parity Unit, a Subordinated Unit or a Senior Subordinated Series B Unit. A Senior Subordinated Unit shall not constitute a Common Unit or Parity Unit until it converts into a Common Unit.

      "Special Approval" means approval by a majority of the members of the Conflicts Committee.

      "Subordinated Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term "Subordinated Unit" as used herein does not include a Common Unit, a Parity Unit, a Senior Subordinated Unit or a Senior Subordinated Series B Unit. A Subordinated Unit that is convertible into a Common Unit or a Parity Unit shall not constitute a Common Unit or Parity Unit until such conversion occurs.

      "Subordination Period" means the period commencing on the Closing Date and ending on the first to occur of the following dates:

            (a) the first day of any Quarter beginning after December 31, 2007 in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units (other than the Senior Subordinated Units and the Senior Subordinated Series B Units) with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution (or portion thereof for the first fiscal quarter after the Closing Date) on all Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units (other than the Senior Subordinated Units and the Senior Subordinated Series B Units) during such periods and (B) the Adjusted Operating Surplus generated during each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units and Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such periods on a Fully Diluted Basis, plus the related distribution on the General Partner Interest, during such periods and (ii) there are no Cumulative Common Unit Arrearages; and

            (b) the date on which the General Partner is removed as general partner of the Partnership upon the requisite vote by holders of Outstanding Units under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal.

      "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

      "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

      "Taxable Period of the Partnership" or "taxable period of the Partnership" has the meaning assigned thereto in Section 5.5(b)(viii).

      "Trading Day" has the meaning assigned to such term in Section 15.1(a).

      "Transfer" has the meaning assigned to such term in Section 4.4(a).

      "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

      "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

      "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

      "Underwriting Agreement" means the Underwriting Agreement dated December 11, 2002 among the Underwriters, the Partnership, and certain other parties, providing for the purchase of Common Units by such Underwriters.

      "Unit" means a Partnership Security that is designated as a "Unit" and shall include Common Units, Senior Subordinated Units, Senior Subordinated Series B Units and Subordinated Units but shall not include (i) a General Partner Interest or (ii) Incentive Distribution Rights.

      "Unit Split" has the meaning assigned to such term in Section 2.1.

      "Unitholders" means the holders of Units.

      "Unit Majority" means, during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) voting as a class and at least a majority of the Outstanding Senior Subordinated Units, Senior Subordinated Series B Units and Subordinated Units voting as a single class, and thereafter, at least a majority of the Outstanding Common Units.

      "Unpaid MQD" has the meaning assigned to such term in Section
6.1(c)(i)(B).

      "Unrealized Gain" of any item of Partnership property at any time means the excess, if any, of (a) the fair market value of such property at such time (prior to any adjustment to be made pursuant to Section 5.5(d) as of the time) over (b) the Carrying Value of such property as of such time prior to any adjustment to be made pursuant to Section 5.5(d) as of such time.

      "Unrealized Loss" of any item of Partnership property at any time means the excess, if any, of (a) the Carrying Value of such property as of such time (prior to any adjustment to be made pursuant to Section 5.5(d) as of such time) over (b) the fair market value of such property as of such time.

      "Unrecovered Capital" means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

      "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

      "Withdrawal Opinion of Counsel" has the meaning assigned to such term in
Section 11.1(b).

      "Working Capital Borrowings" means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year (or for the year in which the Initial Offering is consummated, the 12-month period beginning on the Closing
Date) for an economically meaningful period of time.

Section 1.2 Construction.

      Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation; and (d) references to directors, officers and employees of the General Partner shall mean the directors, officers and employees, respectively, of Crosstex GP acting on behalf of the General Partner.

                                   ARTICLE II

                                  ORGANIZATION

Section 2.1 Formation.

      The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners have previously entered into that certain Amended and Restated

Agreement of Limited Partnership of the Partnership, dated as of December 17, 2002. On March 29, 2004, the General Partner and the Limited Partners entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership (i) to reflect the various numerical changes resulting from the two-for-one split in Common Units and Subordinated Units (the "Unit Split") declared by Crosstex GP on February 26, 2004, having a record date of March 16, 2004 and a distribution date of March 29, 2004 (ii) and make other miscellaneous revisions. The Unit Split was effected in accordance with Section 5.12 of this Agreement, and all such numerical changes are reflected as if the Unit Split had occurred at the beginning of the Partnership's existence. On June 24, 2005, the General Partner and the Limited Partners entered into that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership (i) to establish the rights and obligations of the Senior Subordinated Units in connection with the issuance of such Partnership Securities pursuant to Section 5.7(e) of this Agreement and (ii) to make other miscellaneous revisions. The purpose of this Fourth Amended and Restated Agreement of Limited Partnership is
(i) to establish the rights and obligations of the Senior Subordinated Series B Units in connection with the issuance of such Partnership Securities pursuant to
Section 5.7(e) of this Agreement and (ii) to make other miscellaneous revisions. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2 Name.

      The name of the Partnership shall be "Crosstex Energy, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices

      Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 2501 Cedar Springs, Dallas, Texas 75201 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 2501 Cedar Springs, Suite 100, Dallas, Texas 75201 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4 Purpose and Business.

      The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a partner of the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a partner of the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement or that its subsidiaries are permitted to engage in by their limited liability company or partnership agreements and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner reasonably determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 2.5 Powers.

      The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

Section 2.6 Power of Attorney.

      (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to
Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

            (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.7 Term.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8 Title to Partnership Assets.

      Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                   ARTICLE III

                           RIGHTS OF LIMITED PARTNERS

Section 3.1 Limitation of Liability.

      The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business.

      No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 3.3 Outside Activities of the Limited Partners.

      Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 3.4       Rights of Limited Partners.

      (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

            (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

            (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

            (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

            (iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

            (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

            (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

      (b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable,
(i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this
Section 3.4).

                                   ARTICLE IV

        CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
                       REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1 Certificates.

      Upon the Partnership's issuance of Common Units, Senior Subordinated Units, Senior Subordinated Series B Units or Subordinated Units to any Person, the Partnership may issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, (a) upon the General Partner's request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership and (b) upon the request of any Person owning Incentive Distribution Rights or any other Partnership Securities, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights or other Partnership Securities. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership and the Underwriters. Subject to the requirements of Sections 6.7(c), 6.8(c) and 6.9(b), the Partners holding Certificates evidencing Senior Subordinated Units, Senior Subordinated Series B Units or Subordinated Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Senior Subordinated Units, Senior Subordinated Series B Units or Subordinated Units are converted into Common Units pursuant to the terms of Sections 5.8, 5.9 and 5.10, respectively.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

      (b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

            (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

            (ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv) satisfies any other reasonable requirements imposed by the General Partner.

      If a Limited Partner or Assignee fails to notify the General Partner within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

      (c) As a condition to the issuance of any new Certificate under this
Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders.

      The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this

Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

Section 4.4 Transfer Generally.

      (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person who becomes the general partner of the Partnership, by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

      (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

      (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any partner or other owner of the General Partner of any or all of the partnership interests or other ownership interests of the General Partner.

Section 4.5 Registration and Transfer of Limited Partner Interests.

      (a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

      (b) Except as otherwise provided in Section 4.9, the General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

      (c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

      (d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

      (e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

      (f) The General Partner and its Affiliates shall have the right at any time to transfer their Subordinated Units and Common Units (whether issued upon conversion of the Subordinated Units or otherwise) to one or more Persons.

Section 4.6 Transfer of the General Partner's General Partner Interest.

      (a) Subject to Section 4.6(c) below, prior to December 31, 2012, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person (other than an individual) or the transfer by the General Partner of all or substantially all of its assets to another Person (other than an individual).

      (b) Subject to Section 4.6(c) below, on or after December 31, 2012, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

      (c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and
(iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer

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

pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7 Transfer of Incentive Distribution Rights.

      Prior to December 31, 2012, a holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders (a) to an Affiliate of such holder (other than an individual) or (b) to another Person (other than an individual) in connection with (i) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person, (ii) the transfer by such holder of all or substantially all of its assets to such other Person or (iii) the sale of all or substantially all of the equity interests of such holder to such other Person. Any other transfer of the Incentive Distribution Rights prior to December 31, 2012, shall require the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates). On or after December 31, 2012, the General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval. Notwithstanding anything herein to the contrary, no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement.

Section 4.8 Restrictions on Transfers.

      (a) Except as provided in Section 4.8(d) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

      (b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of any Group Member becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

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

      (c) The transfer of a Senior Subordinated Unit, a Senior Subordinated Series B Unit or a Subordinated Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Sections 6.7(c), 6.8(c) and 6.9(b).

      (d) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

Section 4.9 Citizenship Certificates; Non-citizen Assignees.

      (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

      (b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

      (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

      (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to
Section 4.10, and upon his admission pursuant to Section

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

10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Limited Partner Interests.

Section 4.10 Redemption of Partnership Interests of Non-citizen Assignees.

      (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

            (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

            (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

            (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

            (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

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

      (b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

      (c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

                                    ARTICLE V

           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 Organizational Contributions.

      In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $20.00, for a 2% General Partner interest in the Partnership and has been admitted as the General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $980.00 for a 98% Limited Partner interest in the Partnership and has been admitted as a Limited Partner of the Partnership. As of the Closing Date, the interest of the Organizational Limited Partner shall be redeemed as provided in the Closing Contribution Agreement; the initial Capital Contributions of the Organizational Limited Partner shall thereupon be refunded; and the Organizational Limited Partner shall cease to be a Limited Partner of the Partnership. Ninety-eight percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner. On December 6, 2002 and pursuant to the First Contribution Agreement, among other things, (i) Crosstex Energy, Inc. and Crosstex Texas Inc. transferred their interests in the predecessor to the Operating Partnership to the Partnership in exchange for a limited partner interest in the Partnership and (ii) Crosstex Texas Inc. transferred its limited partner interest in the Partnership to the General Partner.

Section 5.2 Contributions by the General Partner and its Affiliates.

      (a) On the Closing Date and pursuant to the Closing Contribution Agreement, (i) the General Partner's initial general partner interest and its limited partner interest was converted into (A) the General Partner Interest, subject to all of the rights, privileges and duties of the General Partner under this Agreement, and (B) the Incentive Distribution Rights, and (ii) Crosstex Energy, Inc.'s limited partner interest was converted (taking into account the effect of the Unit Split) into (A) 666,000 Common Units, (B) 9,334,000 Subordinated Units and (C) the right to receive $2.5 million from the Partnership on the Closing Date.

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

      (b) Upon the issuance of any additional Limited Partner Interests by the Partnership (other than the issuance of the Common Units issued in the Initial Offering and other than the issuance of the Common Units issued pursuant to the Over-Allotment Option), the General Partner shall be required to make additional Capital Contributions equal to 2/98ths of any amount contributed to the Partnership by the Limited Partners in exchange for the additional Limited Partner Interests issued to such Limited Partners. Except as set forth in the immediately preceding sentence and Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

Section 5.3 Contributions by Initial Limited Partners.

      (a) On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter contributed to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Closing Date in exchange for such number of Common Units.

      (b) Upon the exercise of the Over-Allotment Option, each Underwriter contributed to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Option Closing Date in exchange for such number of Common Units.

      (c) No Limited Partner Interests were issued or issuable as of or at the Closing Date other than (i) the Common Units issuable pursuant to subparagraph
(a) hereof in aggregate number equal to 4,000,000, (ii) the "Additional Units" as such term is used in the Underwriting Agreement in an aggregate number up to 600,000 issuable upon exercise of the Over-Allotment Option pursuant to subparagraph (b) hereof, (iii) the 666,000 Common Units issuable to Crosstex Energy, Inc. pursuant to Section 5.2 hereof, (iv) the 9,334,000 Subordinated Units issuable to Crosstex Energy, Inc. pursuant to Section 5.2 hereof, and (v) the Incentive Distribution Rights.

Section 5.4 Interest and Withdrawal.

      No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of
Section 17-502(b) of the Delaware Act.

Section 5.5 Capital Accounts.

      The provisions of this Section 5.5 are subject to Section 5.5(e) which addresses the effect of the Unit Split.

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

      (a) The balance of the Capital Account of an Underwriter (and derivatively of the holder of one or more Common Units who purchases directly or indirectly from an Underwriter) in respect of each Common Unit acquired thereby pursuant to the Underwriting Agreement at the Closing or by reason of the exercise of the Over-Allotment Option shall be the Issue Price for an Initial Common Unit, and the balance of the Capital Account of each such Underwriter shall be the product of such initial balance for a Common Unit multiplied by the number of Common Units held thereby. The initial balance of the Capital Account of the General Partner and of its Affiliates shall be the amount of cash and the Net Agreed Value of the property of the Partnership (that is, the property for which the Partnership computes a Carrying Value) that would be distributed to the General Partner and any such affiliate pursuant to this Agreement prior to the contributions that are to be made pursuant to Section 5.3 hereof if such cash and Net Agreed Value were distributed only to the General Partner Interest and the Units held by the General Partner and its Affiliates in proportion to the relative right of such interests to distributions that are made 2% to the General Partner Interest and 98% to the holders of Units, Pro Rata. The balance of the Capital Accounts of the Common Units held by such a Person shall be determined as though the aggregate amount that was deemed distributed with respect to the Units held thereby was distributed first to such Common Units, Pro Rata until the Initial Issue Price was distributed to each Common Unit held thereby. The balance of the Capital Accounts of the Subordinated Units held by such a Person shall be the portion of such cash and Net Agreed Value that could have been, but was not, applied pursuant to the preceding sentence in determining the Capital Account balance of the Common Units. Any Common Unit the Capital Account balance of which is less than the Initial Issue Price shall be treated as a converted Subordinated Unit for purposes of Section 5.5(c)(ii) and
Section 6.9(b) and as a Final Subordinated Unit for purposes of Section 6.1(d)(ix). The initial Capital Account balance in respect of each Senior Subordinated Unit shall be the Issue Price for such Senior Subordinated Unit, and the initial Capital Account balance of each holder of Senior Subordinated Units in respect of all Senior Subordinated Units held shall be the product of such initial balance for a Senior Subordinated Unit multiplied by the number of Senior Subordinated Units held thereby. The initial Capital Account balance in respect of each Senior Subordinated Series B Unit shall be the Issue Price for such Senior Subordinated Series B Unit, and the initial Capital Account balance of each holder of Senior Subordinated Series B Units in respect of all Senior Subordinated Series B Units held shall be the product of such initial balance for a Senior Subordinated Series B Unit multiplied by the number of Senior Subordinated Series B Units held thereby. The initial Capital Account balance of any other Partner shall be zero. Thereafter, the Capital Account of each Partner shall be increased by (i) the amount of cash and the Net Agreed Value of property contributed to the Partnership by such Partner pursuant to this Agreement and (ii) all items of Partnership income and gain allocated to such Partner pursuant to Section 6.1, and it shall be decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss allocated to such Partner pursuant to Section 6.1. The General Partner may in connection with the issuance of Partnership Interests after the Initial Offering and the exercise (or not) of the Over-Allotment Option adjust the balance of the Capital Account of any Partner so as to preserve the agreed economic relationship between the Partnership Interests that are so issued and the Partnership Interests that were outstanding prior to such issuance; provided that the economic relationships between the Partnership Interests that were outstanding prior to such issuance are not changed thereby. Any such adjustment shall be recorded in the records of the Partnership.

      (b) The items of income, gain, loss or deduction that are recognized by the Partnership for federal income tax purposes during a taxable period of the Partnership shall be adjusted as is set out in this Section 5.5(b) and shall then be allocated among the Partners as is provided in Section 6.1.

            (i) The Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is, in each case, classified as a partnership or is disregarded for federal income tax purposes.

            (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that cannot either be deducted or amortized under Section 709 of the Code shall be treated as an item of deduction at the time such fees and other expenses are incurred. Any such fees and expenses that were incurred in connection with the Initial Offering shall be deemed to have been incurred in the first taxable period of the Partnership that ends after the Initial Offering. Any underwriting discount or commission that is allowed to an Underwriter by reason of the Underwriting Agreement or the Over-Allotment Option, any difference between the Initial Unit Price and the Issue Price of the Senior Subordinated Units and any difference between the Initial Unit Price and the Issue Price of the Senior Subordinated Series B Units, shall not be treated as an item of deduction of the Partnership that is allocable pursuant to Section 6.1.

            (iii) The computation of items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code; provided that if an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Section 734(b) or 743(b) of the Code, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of income or deduction, as the case may be, at the time of the adjustment, and the Carrying Value of each Partnership asset in respect of which there was such an adjustment shall also be adjusted at that time.

            (iv) Any income, gain, deduction or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property were equal to the Partnership's Carrying Value for such property as of the date of disposition.

            (v) Any deductions for depreciation, cost recovery or amortization that are attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value thereof and by using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes and appropriately taking into account the length of any short taxable period of the Partnership; provided, however, that, if the Partnership property has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt. Any deduction for depreciation, cost recovery or amortization in respect of Partnership property that is determined pursuant to this
      Section 5.5(b) shall reduce the Carrying Value of that Partnership property as of the end of the taxable period of the Partnership in which such deduction was recognized. Notwithstanding the foregoing portion of this Section 5.5(b)(v), such deductions for depreciation, cost recovery, or amortization shall be determined with respect to any portion of such Carrying Value with respect to which Treasury Regulation Section 1.704-3(d) remedial allocations are to be made (including reverse section 704(c) allocations that are to be made as Treasury Regulation Section 1.704-3(d) remedial allocations) pursuant to provisions hereof in accordance with a method that is permitted by such Treasury Regulation
      Section 1.704-3(d) and that is selected by the General Partner.

            (vi) If the Partnership's adjusted basis in property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall be an additional depreciation or cost recovery deduction in the year such property is placed in service at the time of such reduction and shall be treated as a reduction in the Carrying Value of such property. Any restoration of such basis pursuant to
      Section 48(q)(2) of the Code shall be an item of income at the time of such restoration and shall be treated as an increase in the Carrying Value of such property at the time of such restoration.

            (vii) Any items of gain and loss that are determined pursuant to
      Section 5.5(d) hereof shall be treated as items of income and deduction, respectively, that are recognized in the taxable period of the Partnership that ends with the event that causes the determination of such gain or loss. An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this
      Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

            (viii) A taxable period of the Partnership includes a taxable year of the Partnership. The portion of a taxable period of the Partnership that ends with the Closing Date or with an event in respect of which there is an adjustment to Carrying Values pursuant to Section 5.5(d) hereof shall be treated as the end of a taxable period of the Partnership. The portion of such taxable year of the Partnership that begins immediately thereafter shall be treated as a taxable period for purposes of the preceding sentence with the result that each taxable year of the Partnership may contain one or more taxable periods of the Partnership. The items of income, gain, loss and deduction of the Partnership that are recognized for federal, state or local income tax purposes prior to the Closing Date shall not be allocated pursuant to this Agreement.

      (c) (i) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

            (ii) Immediately prior to the transfer of a Senior Subordinated Unit, a Senior Subordinated Series B Unit or a Subordinated Unit, or of a Senior Subordinated Unit, a Senior Subordinated Series B Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Sections 5.8, 5.9 or 5.10(other than a transfer to an Affiliate unless the General Partner elects to have this Section 5.5(c)(ii) apply with respect to such transfer), the Capital Account maintained for such Person with respect to its Senior Subordinated Units, Senior Subordinated Series B Units, Subordinated Units, converted Senior Subordinated Units, converted Senior Subordinated Series B Units or converted Subordinated Units, as the case may be, will (A) first, be allocated to such Units that are to be transferred so that the balance of the Capital Account thereof shall be equal to the then balance of the Capital Account of an Initial Common Unit, and (B) second, shall be allocated to any Senior Subordinated Units, Senior Subordinated Series B Units, Subordinated Units, converted Senior Subordinated Units, converted Senior Subordinated Series B Units or converted Subordinated Units that are retained. The amount so allocated to each class of Units shall thereafter be the balance of the Capital Account thereof.

      (d) (i) On an issuance of additional Partnership Interests for cash (excluding however any issuance of Units pursuant to the Over-Allotment Option) or other property or the conversion of a General Partner's Combined Interest to Common Units pursuant to Section 11.3(b), the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to Partnership property to be recognized as if there had been a sale of all such property immediately prior to such issuance in which event the Carrying Value of each Partnership property shall be adjusted as of the beginning of the next taxable period to be equal to such fair market value; provided that the General Partner shall cause Unrealized Gain or Unrealized Loss to be recognized and Carrying Values to be adjusted if doing so would cause Corrective Allocations to be made pursuant to Section 6.1(d)(xi). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable). Any adjustments that are made under this paragraph in connection with the issuance of the Senior Subordinated Units shall be based on the Initial Unit Price of the Senior Subordinated Units. Any adjustments that are made under this paragraph in connection with the issuance of the Senior Subordinated Series B Units shall be based on the Initial Unit Price of the Senior Subordinated Series B Units.

            (ii) Immediately prior to any distribution to a Partner (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to each Partnership property to be recognized as if there had been a sale of such property immediately prior to such distribution in which event the Carrying Value of each Partnership property shall be as of the beginning of the next taxable period equal to the fair market value thereof; provided that the General Partner shall cause Unrealized Gain or Unrealized Loss to be recognized and Carrying Values to be adjusted if doing so would permit Corrective Allocations to be made pursuant to Section 6.1(d)(xi). In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets immediately prior to a distribution shall (A) in the case of a distribution that is not made pursuant to Section 12.4 be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

            (iii) After any adjustment of Carrying Values pursuant to Section 5.5(d)(i) or 5.5(d)(ii), the General Partner shall determine the way, if any, in which such changes in Carrying Value shall affect the allocations for federal, state and local income tax purposes pursuant to Section 6.2 of the items of income, gain, loss, deduction and credit that are recognized by the Partnership for such purposes. Any such determination shall be entered in the records of the Partnership.

      (e) The balance of the Capital Account of a Partner (which is the sum of the balances of the Capital Account of all the Units or other Partnership Interests that are owned by the Partner) shall be unchanged by reason of the Unit Split; but the balance of a Capital Account of a Common Unit or of a Subordinated Unit at the end of the first taxable period that ends after the Unit Split shall be 50 percent of the amount that would have been the balance thereof at that time if the Unit Split had not occurred. In particular, the balance of a Capital Account of a Common Unit and of a Subordinated Unit shall be determined pursuant to this Section 5.5 and other provisions of this Agreement as if the Unit Split had been effective immediately before the initial application of this Section 5.5 and by giving effect at that time to the reduction in Initial Unit Price that occurs with the amendments to this Agreement that implement the Unit Split. The foregoing shall be applied so that the effect of the Unit Split is to double the number of Common Units and the number of Subordinated Units that are held by a person who is a holder of Common Units or who is a holder of Subordinated Units prior to the record date for the Unit Split without any change being effected in the relative rights of any such Partner or Assignee, such as the right thereof to distributions. The General Partner may make such other changes to the determination of Capital Account balances as are necessary in its judgment to achieve the effect of the Unit Split that is described in the preceding sentence.

Section 5.6 Issuances of Additional Partnership Securities.

      (a) Subject to Section 5.7, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

      (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions (the specification of which may include an amendment of Section 6.1); (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the number of Units to which such Partnership Securities are equivalent for the purpose of determining Percentage Interest (and only for such purpose); and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

      (c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

Section 5.7 Limitations on Issuance of Additional Partnership Securities.

      The issuance of Partnership Securities pursuant to Section 5.6 shall be subject to the following restrictions and limitations:

      (a) During the Subordination Period, the Partnership shall not issue (and shall not issue any options, rights, warrants or appreciation rights relating
to) an aggregate of more than 2,333,000 (plus an amount, if any, equal to one half of the number of Units issued pursuant to the Over-Allotment Option, if and to the extent exercised) additional Parity Units without the prior approval of the holders of a Unit Majority; provided that any Common Units that were issued prior to the Unit Split shall be counted as two Common Units for purposes of this Section 5.7. In applying this limitation, there shall be excluded Common Units and other Parity Units issued (A) in connection with the exercise of the Over-Allotment Option, (B) in accordance with Sections 5.7(b), 5.7(c) and 5.7(d), (C) upon conversion of Subordinated Units pursuant to Section 5.10, (D) upon conversion of the General Partner Interest or any Incentive Distribution Rights pursuant to Section 11.3(b), (D) pursuant to the employee benefit plans of the General Partner, the Partnership or any other Group Member, (E) upon a conversion or exchange of Parity Units issued after the date hereof into Common Units or other Parity Units; provided that the total amount of Available Cash required to pay the aggregate Minimum Quarterly Distribution on all

Common Units and all Parity Units does not increase as a result of this conversion or exchange, and (F) in the event of a combination or subdivision of Common Units.

      (b) The Partnership may also issue an unlimited number of Parity Units, prior to the end of the Subordination Period and without the prior approval of the Unitholders, if such issuance occurs (i) in connection with an Acquisition or a Capital Improvement or (ii) within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, an Acquisition or a Capital Improvement, in each case where such Acquisition or Capital Improvement involves assets that, if acquired by the Partnership as of the date that is one year prior to the first day of the Quarter in which such Acquisition is to be consummated or such Capital Improvement is to be completed, would have resulted, on a pro forma basis, in an increase in:

                  (A) the amount of Adjusted Operating Surplus generated by the
            Partnership on a per-Unit basis (for all Outstanding Units) with respect to the most recently completed four-Quarter period (on a pro forma basis as described below) as compared to

                  (B) the actual amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding Units) (excluding Adjusted Operating Surplus attributable to the Acquisition or Capital Improvement) with respect to such most recently completed four-Quarter period.

The General Partner's good faith determination that such an increase would have resulted shall be conclusive. If the issuance of Parity Units with respect to an Acquisition or Capital Improvement occurs within the first four full Quarters after the Closing Date, then Adjusted Operating Surplus as used in clauses (A) (subject to the succeeding sentence) and (B) above shall be calculated (i) for each Quarter, if any, that commenced after the Closing Date for which actual results of operations are available, based on the actual Adjusted Operating Surplus of the Partnership generated with respect to such Quarter, and (ii) for each other Quarter, on a pro forma basis consistent with the procedures, as applicable, set forth in Appendix D to the Registration Statement. Furthermore, the amount in clause (A) shall be determined on a pro forma basis assuming that
(1) all of the Parity Units to be issued in connection with or within 365 days of such Acquisition or Capital Improvement had been issued and outstanding, (2) all indebtedness for borrowed money to be incurred or assumed in connection with such Acquisition or Capital Improvement (other than any such indebtedness that is to be repaid with the proceeds of such issuance of Parity Units) had been incurred or assumed, in each case as of the commencement of such four-Quarter period, (3) the personnel expenses that would have been incurred by the Partnership in the operation of the acquired assets are the personnel expenses for employees to be retained by the Partnership in the operation of the acquired assets, and (4) the non-personnel costs and expenses are computed on the same basis as those incurred by the Partnership in the operation of the Partnership's business at similarly situated Partnership facilities. For the purposes of this
Section 5.7(b), the term "debt" shall be deemed to include indebtedness used to extend, refinance, renew, replace or defease debt originally incurred in connection with an Acquisition or Capital Improvement; provided, that, the amount of such extended, refinanced, renewed, replaced or defeased indebtedness does not exceed the principal sum of, plus accrued interest on, the indebtedness so extended, replaced renewed, replaced or defeased.

      (c) The Partnership may also issue an unlimited number of Parity Units, prior to the end of the Subordination Period and without the approval of the Unitholders, if the proceeds from such issuance are used exclusively to repay indebtedness of a Group Member where the aggregate amount of distributions that would have been paid with respect to such newly issued Units, plus the related distributions on the General Partner Interest in the Partnership in respect of the four-Quarter period ending prior to the first day of the Quarter in which the issuance is to be consummated (assuming such additional Units had been Outstanding throughout such period and that distributions equal to the distributions that were actually paid on the Outstanding Units during the period were paid on such additional Units) would not have exceeded the interest costs actually incurred during such period on the indebtedness that is to be repaid (or, if such indebtedness was not outstanding throughout the entire period, would have been incurred had such indebtedness been outstanding for the entire period). In the event that the Partnership is required to pay a prepayment penalty in connection with the repayment of such indebtedness, for purposes of the foregoing test the number of Parity Units issued to repay such indebtedness shall be deemed increased by the number of Parity Units that would need to be issued to pay such penalty.

      (d) During the Subordination Period, without the prior approval of the holders of a Unit Majority, the Partnership shall not issue any additional Partnership Securities (or options, rights, warrants or appreciation rights related thereto) (i) that are entitled in any Quarter to receive in respect of the Subordination Period any distribution of Available Cash from Operating Surplus before the Common Units and any Parity Units have received (or amounts have been set aside for payment of) the Minimum Quarterly Distribution and any Cumulative Common Unit Arrearage for such Quarter or (ii) that are entitled to allocations in respect of the Subordination Period of Net Termination Gain before the Common Units and any Parity Units have been allocated Net Termination Gain pursuant to Section 6.1(c)(i)(B).

      (e) During the Subordination Period, without the prior approval of the Unitholders, the Partnership may issue additional Partnership Securities (or options, rights, warrants or appreciation rights related thereto) (i) that are not entitled in any Quarter during the Subordination Period to receive any distributions of Available Cash from Operating Surplus until after the Common Units and any Parity Units have received (or amounts have been set aside for payment of) the Minimum Quarterly Distribution and any Cumulative Common Unit Arrearage for such Quarter and (ii) that are not entitled to allocations in respect of the Subordination Period of Net Termination Gain before the Common Units and Parity Units have been allocated Net Termination Gain pursuant to
Section 6.1(c)(i)(B), even if (A) the amount of Available Cash from Operating Surplus to which each such Partnership Security is entitled to receive after the Minimum Quarterly Distribution and any Cumulative Common Unit Arrearage have been paid or set aside for payment on the Common Units exceeds the Minimum Quarterly Distribution or (B) the amount of Net Termination Gain to be allocated to such Partnership Security after Net Termination Gain has been allocated to any Common Units and Parity Units pursuant to Section 6.1(c)(i)(B) exceeds the amount of such Net Termination Gain to be allocated to each Common Unit or Parity Unit.

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

      (f) No fractional Units shall be issued by the Partnership.

Section 5.8 Conversion of Senior Subordinated Units.

      All of the outstanding Senior Subordinated Units will convert into Common Units on a one-for-one basis on the earlier of (a) February 24, 2006 or (b) the Liquidation Date. A Senior Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.7(c).

Section 5.9 Conversion of Senior Subordinated Series B Units.

      All of the outstanding Senior Subordinated Series B Units will convert into Common Units on a one-for-one basis on the earlier of (a) November 14, 2005 or (b) the Liquidation Date. A Senior Subordinated Series B Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.8(c).

Section 5.10 Conversion of Subordinated Units.

      (a) A total of 2,333,000 of the Outstanding Subordinated Units will convert into Common Units on a one-for-one basis immediately after the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter ending on or after December 31, 2005, in respect of which:

            (i) distributions under Section 6.4 in respect of all Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units during such periods;

            (ii) the Adjusted Operating Surplus generated during each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such periods on a Fully Diluted Basis, plus the related distribution on the General Partner Interest in the Partnership, during such periods; and

            (iii) the Cumulative Common Unit Arrearage on all of the Common Units is zero.

      (b) An additional 2,333,000 of the Outstanding Subordinated Units will convert into Common Units on a one-for-one basis immediately after the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of any Quarter ending on or after December 31, 2006, in respect of which:

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

            (i) distributions under Section 6.4 in respect of all Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units during such periods;

            (ii) the Adjusted Operating Surplus generated during each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such periods on a Fully Diluted Basis, plus the related distribution on the General Partner Interest during such periods; and

            (iii) the Cumulative Common Unit Arrearage on all of the Common Units is zero;

provided, however, that the conversion of Subordinated Units pursuant to this
Section 5.10(b) may not occur until at least one year following the conversion of Subordinated Units pursuant to Section 5.10(a).

      (c) In the event that less than all of the Outstanding Subordinated Units shall convert into Common Units pursuant to Sections 5.10(a) or (b) at a time when there shall be more than one holder of Subordinated Units, then, unless all of the holders of Subordinated Units shall agree to a different allocation, the Subordinated Units that are to be converted into Common Units shall be allocated among the holders of Subordinated Units pro rata based on the number of Subordinated Units held by each such holder.

      (d) Any Subordinated Units that are not converted into Common Units pursuant to Section 5.10(a) or (b) shall convert into Common Units on a one-for-one basis immediately after the distribution of Available Cash to Partners pursuant to Section 6.3(a) in respect of the final Quarter of the Subordination Period.

      (e) Notwithstanding any other provision of this Agreement, all the then Outstanding Subordinated Units will automatically convert into Common Units on a one-for-one basis as set forth in, and pursuant to the terms of, Section 11.4.

      (f) A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.9(b).

Section 5.11 Limited Preemptive Right.

      Except as provided in this Section 5.11 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

Section 5.12 Splits and Combinations.

      (a) Subject to Sections 5.12(d), 6.6 and 6.11 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including the number of Subordinated Units that may convert prior to the end of the Subordination Period, the number of Senior Subordinated Units that may convert pursuant to Section 5.8, the number of Senior Subordinated Series B Units that may convert pursuant to Section 5.9 and the number of additional Parity Units that may be issued pursuant to Section 5.7 without a Unitholder vote) are proportionately adjusted retroactive to the beginning of the Partnership.

      (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

      (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

      (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.7(f) and this Section 5.12(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

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

Section 5.13 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

      All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations for Capital Account Purposes.

      For purposes of maintaining the balances of Capital Accounts, the Partnership's items of income, gain, loss and deduction for a taxable period of the Partnership (such items are computed in accordance with Section 5.5(b)) shall be allocated among the Partners first to the extent provided in Section 6.1(d) and then the balance of such items shall be aggregated into Net Income, Net Loss, Net Termination Gain and Net Termination Loss, as the case may be, which shall then be allocated as follows:

      (a) Net Income. Net Income for a taxable period of the Partnership shall be allocated as follows:

            (i) First, 100% to the General Partner, until the aggregate Net Income allocated pursuant to this sentence for the current taxable period of the Partnership and all previous taxable periods of the Partnership is equal to the aggregate Net Loss allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable periods of the Partnership.

            (ii) Second, 2% to the General Partner, and 98% to the Unitholders, Pro Rata.

The items of income, gain, loss and deduction that are included in Net Income for a taxable period of the Partnership shall be allocated in the ratio in which Net Income for such taxable period is allocated.

      (b) Net Loss. Net Loss for a taxable period of the Partnership shall be allocated as follows:

            (i) First, 2% to the General Partner, and 98% to the Unitholders, Pro Rata; provided, that Net Loss shall not be allocated pursuant to this sentence to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period of the Partnership (or increase any existing deficit balance in its Adjusted Capital Account). The limitation on the allocation of Net Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in
      Section 6.1(d).

            (ii) Second, the balance, if any, 100% to the General Partner.

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

The items of income, gain, loss and deduction that are included in Net Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Loss for such taxable period is allocated.

      (c) Net Termination Gains and Losses. Allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 for the current and prior taxable periods of the Partnership and for distributions that have been made pursuant to Sections 6.4 and 6.5 but not for distributions made pursuant to
Section 12.4.

            (i) Any Net Termination Gain for a taxable period of the Partnership shall be allocated among the Partners in the following manner and the Capital Accounts of the Partners shall be increased by the amount so allocated in each subclause, before an allocation is made pursuant to the next subclause:

                  (A) First, to each Partner having a deficit balance in its
            Capital Account, in proportion to such deficit balances until each Partner has been allocated Net Termination Gain equal to any such deficit balance.

                  (B) Second, 98% to all Unitholders holding Common Units, Pro
            Rata, and 2% to the General Partner, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of
            (1) its Unrecovered Capital at the time plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or (b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the "Unpaid MQD") plus (3) any then existing Cumulative Common Unit Arrearage.

                  (C) Third, if such Net Termination Gain is recognized prior to the expiration of the Subordination Period, 98% to all Unitholders holding Subordinated Units, Pro Rata, and 2% to the General Partner, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Capital at the time plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter.

                  (D) Fourth, 85% to all Unitholders, Pro Rata, 13% to the
            holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital, plus (2) the Unpaid MQD, plus (3) any then existing Cumulative Common Unit Arrearage, plus (4) the excess of
            (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership's existence over
            (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(iv) and 6.4(b)(ii) (the sum of (1) plus (2) plus
            (3) plus (4) is hereinafter defined as the "First Liquidation Target Amount").

                  (E) Fifth, 75% to all Unitholders, Pro Rata, 23% to the
            holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership's existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(v) and 6.4(b)(iii).

                  (F) Finally, any remaining amount 50% to all Unitholders, Pro
            Rata, 48% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner.

            (ii) Any Net Termination Loss for a taxable period of the Partnership shall be allocated first as provided in Section 6.1(d)(xi) (with respect to Corrective Allocations) and shall be allocated second among the Partners in the following manner:

                  (A) First, if such Net Termination Loss is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, 98% to the Unitholders holding Subordinated Units, Pro Rata, and 2% to the General Partner, until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero. The limitation on the allocation of Net Termination Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

                  (B) Second, 98% to all Unitholders holding Common Units, Pro
            Rata, and 2% to the General Partner, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero. The limitation on the allocation of Net Termination Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

                  (C) Third, the balance, if any, 100% to the General Partner.

The items of income, gain, loss and deduction that are included in Net Termination Gain or Net Termination Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Termination Gain or Net Termination Loss for such taxable period is allocated.

      (d) Special Allocations. Prior to making any allocation pursuant to another portion of this Section 6.1 for a taxable period of the Partnership, the following allocations shall be made in the order stated:

            (i) Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during the taxable period of the Partnership, each Partner shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f) or any successor provision. This

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

      Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. The allocations in this portion of
      Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (ii) Partner Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any taxable period of the Partnership, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) or any successor provision. This Section 6.1(d)(ii) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (iii) Priority Allocations.

                  (A) First, if the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units during any taxable period of the Partnership is greater on a per Unit basis than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units on a per Unit basis in such taxable period, then (1) there shall be allocated items of gross income and gain to each Unitholder receiving such greater distribution until the amount so allocated for the current taxable period and all previous taxable periods pursuant to this clause (1) is equal to (x) the amount by which the distribution on a per Unit basis to such Unitholder exceeds the distribution on a per Unit basis to the Unitholders receiving the smallest distribution multiplied by (y) the number of Units in respect of which such greater distribution was made and (2) the General Partner shall be allocated income and gain in an aggregate amount equal to 2/98ths of the sum of the amounts allocated in clause (1) above. For purposes of applying the provisions of this
            Section 6.1(d)(iii)(A), each Unitholder acquiring Senior Subordinated Units at original issuance shall be deemed to have received a cash distribution in respect of such Senior Subordinated Units in an amount equal to the product of (i) the total number of Senior Subordinated Units so acquired by such Unitholder, multiplied by (ii) the difference between the Initial Unit Price and the Issue Price of the Senior Subordinated Units and each Unitholder acquiring Senior Subordinated Series B Units at original issuance shall be deemed to have received a cash distribution in respect of such Senior Subordinated Series B Units in an amount equal to the product of (i) the total number of Senior Subordinated Series B Units so acquired by such Unitholder, multiplied by (ii) the difference between the Initial Unit Price and the Issue Price of the Senior Subordinated Series B Units.

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

                  (B) Second, income and gain for the taxable period shall be allocated (1) to the General Partner until the aggregate amount so allocated pursuant to this sentence for the current taxable period and all previous taxable periods is equal to the amount that has been distributed to the General Partner Interest that is in excess of 2/98ths of the amount that has been distributed to the holders of Units and (2) 100% to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount so allocated pursuant to this sentence for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions, in each case, from the Closing Date to a date 45 days after the end of the current taxable period. Any partial distribution pursuant to this Section 6.1(d)(iii)(B) shall be divided between the General Partner and the holders of Incentive Distribution Rights in proportion to their rights to the total distribution that could then be made.

            (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period of the Partnership in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be allocated items of income and gain in the amount of such excess; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this
      Section 6.1(d)(v) were not in this Agreement. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (vi) Nonrecourse Deductions. Nonrecourse Deductions for the taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in good faith that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner may, upon notice to the other Partners, revise the prescribed ratio in order to satisfy such safe harbor requirements. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

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

            (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for the taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated among such Partners in accordance with the manner in which they share such Economic Risk of Loss. The allocations in this portion of
      Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (viii) Nonrecourse Liabilities. The portion of the Nonrecourse Liabilities of the Partnership that are allocable pursuant to Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Partners in accordance with their Percentage Interests. The allocations of Nonrecourse Liabilities that may be made as provided in Treasury Regulation Section 1.752-3(a)(2) are to be made as determined by the General Partner in its sole discretion.

            (ix) Economic Uniformity.

                  (A) At the election of the General Partner with respect to any taxable period of the Partnership ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of income and gain for such taxable period shall be allocated 100% to Partners holding Subordinated Units that are Outstanding as of the termination of the Subordination Period ("Final Subordinated Units") in the proportion of the number of Final Subordinated Units held by such Partners, until each such Partner has been allocated the amount which increases the Capital Account of each Final Subordinated Unit to the Per Unit Capital Amount for a Common Unit.

                  (B) With respect to any taxable period of the Partnership
            ending upon, or after, the conversion of all Senior Subordinated Units pursuant to Section 5.8, all or a portion of the remaining items of income and gain for such taxable period shall be allocated 100% to Partners holding Senior Subordinated Units that are Outstanding as of the time of such conversion in the proportion of the number of Senior Subordinated Units held by such Partners, until each such Partner has been allocated the amount which increases the Capital Account of each such Senior Subordinated Unit to the Per Unit Capital Amount for a Common Unit.

                  (C) With respect to any taxable period of the Partnership
            ending upon, or after, the conversion of all Senior Subordinated Series B Units pursuant to Section 5.9, all or a portion of the remaining items of income and gain for such taxable period shall be allocated 100% to Partners holding Senior Subordinated Series B Units that are Outstanding as of the time of such conversion in the proportion of the number of Senior Subordinated Series B Units held by such Partners, until each such Partner has been allocated the amount which increases the Capital Account of each such Senior Subordinated Series B Unit to the Per Unit Capital Amount for a Common Unit.

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

            (x) Curative Allocation.

                  (A) Allocations are to be made pursuant to this Section
            6.1(d)(x)(A) so that the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to Section 6.1 (including allocations made pursuant to this Section 6.1(d)(x)) is equal to the net amount of such items that would have been allocated to each such Partner under this Section 6.1 if the Required Allocations had not been included in this Section 6.1; provided that Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain and shall then in either case be taken into account only to the extent the General Partner reasonably determines that such allocations are not likely to be offset by subsequent Required Allocations.

                  (B) The General Partner shall have reasonable discretion, with respect to each taxable period of the Partnership, to (1) apply the provisions of Section 6.1(d)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations and (2) divide all allocations pursuant to Section 6.1(d)(x)(A) among the Partners in a manner that is likely to minimize such economic distortions.

                  (C) For purposes of identifying the Agreed Allocations, the provisions of this Section 6.1(d)(x) are a Required Allocation.

            (xi) Corrective Allocations.

                  (A) Upon the occurrence of a Book-Down Event (the "Current
            Book-Down Event") after one or more Book-Up Events has occurred, the General Partner shall determine for each Partner the difference ( the "Net Effect for the Partner") between

                        (1) the amount that would be the balance of the Capital
                  Account of such Partner pursuant to this Agreement after the Current Book-Down Event taking into account the provisions of this Agreement other than this Section 6.1(d)(xi)(A) as to the effect of the Current Book - Down Event and

                        (2) the amount that would be the balance of the Capital
                  Account of the Partner if the increases and decreases in Carrying Values that occurred in earlier Book-Up Events and Book-Down Events had been reduced or eliminated (doing so in inverse order) so that the Current Book-Down Event would not have generated a change in the aggregate Carrying Value of the Partnership's assets.

            Thereafter, the items of income, gain, loss and deduction that the Partnership recognizes (whether in the Current Book-Down Event or otherwise) shall be allocated first among the Partners so that to the greatest extent possible the Net Effect for each Partner is eliminated, and the balance of such items shall then be allocated as otherwise provided in this Section 6.1.

                  (B) Any Net Termination Loss that is recognized and so
            characterized without regard to this Section 6.1(d)(xi)(B), shall be allocated among the Partners so as to reverse first the allocations of any Net Termination Gain that was recognized in a prior taxable period to the extent thereof and to reverse second the effect of any Book-Up Event that has not theretofore been eliminated pursuant to
            Section 6.1(d)(xi)(A). Any balance of the Net Termination Loss shall then be allocated as provided in Section 6.1(c)(ii).

                  (C) The purpose of this Section 6.1(d)(xi) is to prevent a
            Partner from being adversely affected by the occurrence of a Book-Up Event and its later reversal by a Book-Down Event or by a Net Termination Gain and its later reversal by a Net Termination Loss. Any application of this Section 6.1(d)(xi) that is made in good faith by the General Partner shall be conclusive.

            (xii) Allocation to Reverse Deemed Capital Contributions. Any items of loss or deduction resulting from or relating to the grant of options to acquire stock, or the issuance of stock, by Crosstex Energy, Inc., or from the transfer of any other property by the General Partner, Crosstex GP, or Crosstex Energy, Inc., to any employee or other service provider of the Partnership, the Operating Partnership, or any of their respective Subsidiaries shall be specially allocated to the General Partner if and to the extent such grant of options, issuance of stock, or transfer of property was treated under applicable tax law as a deemed capital contribution by the General Partner which resulted in an increase to the General Partner's Capital Account.

The items of income, gain, loss and deduction that are included in an aggregate that is allocated pursuant to a provision of this Section 6.1(d) for a taxable period of the Partnership shall be allocated in the ratio that such aggregate was allocated.

Section 6.2 Allocations for Tax Purposes.

      (a) Except as otherwise provided in this Section 6.2, each item of income, gain, loss and deduction that is recognized by the Partnership for federal income tax purposes shall be allocated among the Partners with reference to the allocations of the corresponding items pursuant to Section 6.1.

      (b) The Partnership shall make the allocations that are required by
Section 704(c) of the Code with respect to the difference between the fair market value and adjusted basis for federal income tax purposes of any asset that the Partnership holds on the Closing Date using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) and in respect of the difference between fair market value and adjusted tax basis of such assets the Partnership shall use the recovery periods and depreciation methods that are used in the calculations that are identified in the records of the Partnership as the basis of the estimates that are reported in the "Material Tax Consequences-Tax Consequences of Unit Ownership - Ratio of taxable income to distributions" section of the prospectus that is part of the Registration Statement except as may be provided in the Contribution Agreements. The Partnership shall, at any other time that it acquires property with respect to which it must make allocations for federal income tax purposes pursuant to Section 704(c) of the Code, make such allocations using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) or any other method selected by the General Partner in its sole discretion. The Partnership shall make any "reverse section 704(c) allocations", within the meaning of Treasury Regulation Section 1.704-3(a)(6), that may be made upon an adjustment in Carrying Values pursuant to Section 5.5(d) or at any other time that the General Partner determines in its sole discretion that the Partnership should make "reverse section 704(c) allocations" as "remedial allocations" as set out in Treasury Regulation Section 1.704-3(d) or under any other method that the General Partner determines in its sole discretion that the Partnership should use. The General Partner may cause the Partnership to make agreements as to the manner in which Section 704(c) allocations shall be made upon the acquisition by the Partnership of property in exchange for a Partnership Interest or reverse Section 704(c) allocations shall be made with respect to the assets of the Partnership upon the issuance by the Partnership of a Partnership Interest.

      (c) For the proper administration of the Partnership and to facilitate the calculation of the items of income, gain, loss and deduction that are allocated to the Partners for federal, state or local income tax purposes and to take into account the effect of the Section 754 election that the Partnership is to make, the General Partner shall have sole discretion (i) to adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) to make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) to amend the provisions of this Agreement as appropriate
(x) to reflect the proposal or promulgation of Treasury Regulations under
Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof) or to facilitate the calculation of such adjustments that are required by the Section 754 election from the information that is known by the Partnership, such as the date of the purchase of a Limited Partner Interest and the amount that is paid therefor.

      (d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code that is attributable to unrealized appreciation in any Partnership property (to the extent of the unamortized difference between Carrying Value and adjusted basis for federal income tax purposes or if more than one adjustment to Carrying Value has been made to the extent of any unamortized increment between Carrying Value and the immediately prior Carrying Value) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions that it determines are appropriate.

      (e) Any gain allocated to a Partner upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible be characterized as Recapture Income to the same extent as such Partner (or its predecessor in interest) has been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

      (g) Each item of Partnership income, gain, loss and deduction that is allocated to a Partner Interest that is transferred during a calendar year shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) such items for the period beginning on the Closing Date and ending on the last day of the month in which the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

Section 6.3 Requirement and Characterization of Distributions; Distributions to
            Record Holders.

      (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 2003, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be "Capital Surplus." All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

      (b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

      (c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

      (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4 Distributions of Available Cash from Operating Surplus.

      (a) During Subordination Period. Available Cash with respect to any Quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:

            (i) First, 98% to the Unitholders holding Common Units, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

            (ii) Second, 98% to the Unitholders holding Common Units, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

            (iii) Third, 98% to the Unitholders holding Subordinated Units, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

            (iv) Fourth, 85% to the Unitholders holding Common Units and Subordinated Units, Pro Rata, 13% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

            (v) Fifth, 75% to the Unitholders holding Common Units and Subordinated Units, Pro Rata, 23% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter; and

            (vi) Thereafter, 50% to the Unitholders holding Common Units and Subordinated Units, Pro Rata, 48% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution and the Second Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(vi).

      (b) After Subordination Period. Available Cash with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:

            (i) First, 98% to all Unitholders, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

            (ii) Second, 85% to all Unitholders, Pro Rata, 13% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

            (iii) Third, 75% to all Unitholders, Pro Rata, 23% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter; and

            (iv) Thereafter, 50% to all Unitholders, Pro Rata, 48% to the holders of the Incentive Distribution Rights, Pro Rata, and 2% to the General Partner;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution and the Second Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(iv).

Section 6.5 Distributions of Available Cash from Capital Surplus.

      Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, 98% to all Unitholders, Pro Rata, and 2% to the General Partner, until a hypothetical holder of an Initial Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Available Cash that is deemed to be Capital Surplus shall then be distributed 98% to all Unitholders holding Common Units, Pro Rata, and 2% to the

General Partner, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4. For purposes of applying this Section 6.5, each Senior Subordinated Unit and each Senior Subordinated Series B Unit then Outstanding shall be treated as if it had converted into a Common Unit.

Section 6.6 Adjustment of Minimum Quarterly Distribution and Target Distribution
            Levels.

      (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with
Section 5.12. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution and Second Target Distribution, shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution and Second Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.

      (b) The Minimum Quarterly Distribution, First Target Distribution and Second Target Distribution shall also be subject to adjustment pursuant to
Section 6.11.

Section 6.7 Special Provisions Relating to the Holders of Senior Subordinated
            Units.

      (a) Except as provided in Section 6.5, until the conversion of the Senior Subordinated Units into Common Units pursuant to Section 5.8, the Unitholders holding Senior Subordinated Units shall have no right to the distribution of Available Cash pursuant to this Article VI.

      (b) Except with respect to the right to receive distributions of Available Cash, the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Senior Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Senior Subordinated Units into Common Units pursuant to Section 5.8, the Unitholder holding a Senior Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to receive distributions of Available Cash, the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Senior Subordinated Units shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(ix) and 6.7(c).

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

      (c) A Unitholder holding a Senior Subordinated Unit which has converted into a Common Unit pursuant to Section 5.8 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer its converted Senior Subordinated Units to a Person which is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that a converted Senior Subordinated Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit; provided, however, that the comparison of such federal income tax characteristics shall be made by comparing the federal income tax characteristics of an Initial Common Unit and the converted Senior Subordinated Unit in the hands of a purchaser for cash of such converted Senior Subordinated Unit for its fair market value. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever reasonable steps are required to provide economic uniformity to the converted Senior Subordinated Units in preparation for a transfer of such converted Subordinated Units, including the application of Sections 5.5(c)(ii) and 6.1(d)(ix).

Section 6.8 Special Provisions Relating to the Holders of Senior Subordinated
            Series B Units.

      (a) Except as provided in Section 6.5, until the conversion of the Senior Subordinated Series B Units into Common Units pursuant to Section 5.9, the Unitholders holding Senior Subordinated Series B Units shall have no right to the distribution of Available Cash pursuant to this Article VI.

      (b) Except with respect to the right to receive distributions of Available Cash, the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Senior Subordinated Series B Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Senior Subordinated Series B Units into Common Units pursuant to Section 5.9, the Unitholder holding a Senior Subordinated Series B Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to receive distributions of Available Cash, the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Senior Subordinated Series B Units shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(ix) and 6.8(c).

      (c) A Unitholder holding a Senior Subordinated Series B Unit which has converted into a Common Unit pursuant to Section 5.9 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer its converted Senior Subordinated Series B Units to a Person which is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that a converted Senior Subordinated Series B Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit; provided, however, that the comparison of such federal income tax characteristics shall be made by comparing the federal income tax

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characteristics of an Initial Common Unit and the converted Senior Subordinated
Series B Unit in the hands of a purchaser for cash of such converted Senior Subordinated Series B Unit for its fair market value. In connection with the condition imposed by this Section 6.8(c), the General Partner may take whatever reasonable steps are required to provide economic uniformity to the converted Senior Subordinated Series B Units in preparation for a transfer of such converted Subordinated Series B Units, including the application of Sections 5.5(c)(ii) and 6.1(d)(ix).

Section 6.9  Special Provisions Relating to the Holders of Subordinated Units.

      (a) Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.10, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(ix) and 6.9(b).

      (b) The Unitholder holding a Subordinated Unit which has converted into a Common Unit pursuant to Section 5.10 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer its converted Subordinated Units to a Person which is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that a converted Subordinated Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit; provided, however, that the comparison of such federal income tax characteristics shall be made by comparing the federal income tax characteristics of an Initial Common Unit and the converted Subordinated Unit in the hands of a purchaser for cash of such converted Subordinated Unit for its fair market value. In connection with the condition imposed by this Section 6.9(b), the General Partner may take whatever reasonable steps are required to provide economic uniformity to the converted Subordinated Units in preparation for a transfer of such converted Subordinated Units, including the application of Sections 5.5(c)(ii) and 6.1(d)(ix); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.

Section 6.10 Special Provisions Relating to the Holders of Incentive
             Distribution Rights.

      Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of

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Outstanding Units, (ii) be entitled to any distributions other than as provided in Sections 6.4(a)(iv), (v) and (vi), 6.4(b)(ii), (iii) and (iv), and 12.4 or
(iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.

Section 6.11 Entity-Level Taxation.

      If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes a Group Member to be treated as an association taxable as a corporation or otherwise subjects a Group Member to entity-level taxation for federal, state or local income tax purposes, the then applicable Minimum Quarterly Distribution, First Target Distribution and Second Target Distribution shall be adjusted to equal the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Group Member for the taxable year of the Group Member in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Group Member for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Group Member is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Group Member had been subject to such state and local taxes during such preceding taxable year.

                                   ARTICLE VII

                      MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

      (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

            (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

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

            (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

            (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of the Partnership Group; and the making of capital contributions to any member of the Partnership Group;

            (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

            (vi) the distribution of Partnership cash;

            (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

            (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

            (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

            (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

            (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

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

            (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

            (xiii) unless restricted or prohibited by Section 5.7, the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

            (xiv) the undertaking of any action in connection with the Partnership's participation in any Group Member as a member or partner.

      (b) Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreements, the Operating Partnership Agreement, any other limited liability company or partnership agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause
(i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2 Certificate of Limited Partnership.

      The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect

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

to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3 Restrictions on the General Partner's Authority.

      (a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner;
(iv) amending this Agreement in any manner; or (v) transferring its interest as a general partner of the Partnership.

      (b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership and its Subsidiaries taken as a whole without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership or the Operating Partnership or their Subsidiaries and shall not apply to any forced sale of any or all of the assets of the Partnership or the Operating Partnership or their Subsidiaries pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i)(A) consent to any amendment to the Operating Partnership Agreement, (B) except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner of the Operating Partnership, or (C) cause the reduction of the interest of the Partnership in preferred units of the Operating Partnership, or in other equity, debt or other securities of the Operating Partnership, that are or may hereafter be held by Crosstex Louisiana Energy, L.P., a Delaware limited partnership, or its Subsidiaries or fail to prevent such a reduction (including any reduction which would occur by reason of a sale or other disposition of any such security of the Operating Partnership or by reason of an issuance or a sale or other disposition of any security of Crosstex Louisiana Energy, L.P. or any Subsidiary thereof), provided, however, that this clause (C) shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership or the Operating Partnership or their Subsidiaries and shall not apply to any forced sale of any or all of the assets of the Partnership or the Operating Partnership or their Subsidiaries pursuant to the foreclosure of, or other realization upon, any such encumbrance, in the case of clauses (A) through (C), that would adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to any other class of Partnership Interests) in any material respect or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

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

Section 7.4 Reimbursement of the General Partner.

      (a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

      (b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

      (c) Subject to Section 5.7, the General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6.

Section 7.5 Outside Activities.

      (a) After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or

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

managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership or the Operating Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not, and shall cause its Affiliates not to, engage in any Restricted Business.

      (b) Crosstex Energy, Inc. and certain of its Affiliates have entered into the Omnibus Agreement, which agreement sets forth certain restrictions on the ability of Crosstex Energy, Inc. and its Affiliates to engage in Restricted Businesses.

      (c) Except as specifically restricted by Section 7.5(a) and the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreements of any other Group Member or the partnership relationship established hereby in any business ventures of any Indemnitee.

      (d) Subject to the terms of Section 7.5(a), Section 7.5(b), Section 7.5(c) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) except as set forth in the Omnibus Agreement, the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

      (e) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

      (f) The term "Affiliates" when used in Section 7.5(a) and Section 7.5(e) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

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

      (g) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

      (a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

      (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

      (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as General Partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership

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

Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

      (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

      (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Contribution Agreements and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

      (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

      (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

Section 7.7 Indemnification.

      (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General

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Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreements (other than obligations incurred by the General Partner on behalf of the Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

      (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

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

      (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Liability of Indemnitees.

      (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

      (b) Subject to its obligations and duties as General Partner set forth in
Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

      (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

      (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership's and General Partner's directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to

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matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Resolution of Conflicts of Interest.

      (a) Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or the limited liability company or partnership agreement of any other Group Member, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any other Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or
(iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

      (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors

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

as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any other Group Member, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreement of any other Group Member, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed 2% of the total amount distributed to all partners or (B) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

      (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

      (d) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10 Other Matters Concerning the General Partner.

      (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

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      (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

      (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 7.11 Purchase or Sale of Partnership Securities.

      The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities; provided that, except as permitted pursuant to
Section 4.10, the General Partner may not cause any Group Member to purchase Subordinated Units during the Subordination Period. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

Section 7.12 Registration Rights of the General Partner and its Affiliates.

      (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the "Holder") to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if the Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such

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

qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and
(y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

      (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder's Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

      (c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or


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

results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

      (d) The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner's Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

      (e) Any request to register Partnership Securities pursuant to this
Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and
(iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.13 Reliance by Third Parties.

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

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                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

      The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2 Fiscal Year.

      The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3 Reports.

      (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

      (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

                                   ARTICLE IX

                                   TAX MATTERS

Section 9.1 Tax Returns and Information.

      The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on a taxable year ending on December 31 or such

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

other period as may be required by law, as determined by the General Partner in good faith. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2 Tax Elections.

      (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

      (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

      (c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3 Tax Controversies.

      Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4 Withholding.

      The General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to the then applicable provision of this Agreement in the amount of such withholding from such Partner.

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                                   ARTICLE X

                              ADMISSION OF PARTNERS

Section 10.1 Admission of Initial Limited Partners.

      Upon the issuance by the Partnership of Common Units, Subordinated Units and Incentive Distribution Rights to the General Partner, Crosstex Energy, Inc. and the Underwriters as described in Sections 5.2 and 5.3 in connection with the Initial Offering, the General Partner shall admit such parties to the Partnership as Initial Limited Partners in respect of the Common Units, Subordinated Units or Incentive Distribution Rights issued to them.

Section 10.2 Admission of Substituted Limited Partner.

      By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 10.3 Admission of Successor General Partner.

      A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General

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Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4 Admission of Additional Limited Partners.

      (a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

            (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

            (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

      (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

      (c) Effective as of the date of original issuance of the Senior Subordinated Units, Kayne Anderson MLP Investment Company, Tortoise Energy Capital Corporation and Tortoise Energy Infrastructure Corporation were each admitted to the Partnership as an Additional Limited Partner and the General Partner consented to such admission.

      (d) Effective as of the date of original issuance of the Senior Subordinated Series B Units, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Tortoise Energy Capital Corporation, Tortoise Energy Infrastructure Corporation and Fiduciary/Claymore MLP Opportunity Fund are each hereby admitted to the Partnership as an Additional Limited Partner and the General Partner hereby consents to such admission.

Section 10.5 Amendment of Agreement and Certificate of Limited Partnership.

      To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 2.6.

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                                   ARTICLE XI

                        WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

      (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

            (i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

            (ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

            (iii) The General Partner is removed pursuant to Section 11.2;

            (iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

            (v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

            (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B),
(C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

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      (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Standard Time, on December 31, 2012, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on December 31, 2012, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2 Removal of the General Partner.

      The General Partner may be removed if such removal is approved by the Unitholders holding at least 66-2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class and a majority of the outstanding Senior Subordinated Units, Senior Subordinated Series B Units and the Subordinated Units voting as a single class (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the

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other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3 Interest of Departing Partner and Successor General Partner.

      (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members and all of its Incentive Distribution Rights (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing Partner. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Partner for the benefit of the Partnership or the other Group Members.

      For purposes of this Section 11.3(a), the fair market value of the Departing Partner's Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the

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then current trading price of Units on any National Securities Exchange on which
Units are then listed, the value of the Partnership's assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

      (b) If the Combined Interest is not purchased in the manner set forth in
Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing Partner to Common Units will be characterized as if the Departing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

      (c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to 2/98ths of the Net Agreed Value of the Partnership's assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to 2% of all Partnership allocations and distributions to which the Departing Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 2%.

Section 11.4 Termination of Subordination Period, Conversion of Subordinated
             Units and Extinguishment of Cumulative Common Unit Arrearages.

      Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal, (i) the Subordination Period will end and all Outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for-one basis and (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished.

Section 11.5 Withdrawal of Limited Partners.

      No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

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                                  ARTICLE XII

                           DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution.

      The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

      (a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

      (b) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

      (c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

      (d) the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 12.2 Continuation of the Business of the Partnership After Dissolution.

      Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in
Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or
(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor General partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i) the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;

            (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

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            (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to
      Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership or any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

Section 12.3 Liquidator.

      Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to
Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units, Senior Subordinated Units, Senior Subordinated Series B Units and Subordinated Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units, Senior Subordinated Units, Senior Subordinated Series B Units and Subordinated Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units, Senior Subordinated Units, Senior Subordinated Series B Units and Subordinated Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4 Liquidation.

      The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the

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Liquidator determines to be in the best interest of the Partners, subject to
Section 17-804 of the Delaware Act and the following:

      (a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

      (b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

      (c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 12.5 Cancellation of Certificate of Limited Partnership.

      Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6 Return of Contributions.

      The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

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Section 12.7 Waiver of Partition.

      To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8 Capital Account Restoration.

      No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII

            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendment to be Adopted Solely by the General Partner.

      Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

      (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

      (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

      (c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

      (d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.12 or
(iv)

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is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

      (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

      (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

      (g) subject to the terms of Section 5.7, an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

      (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

      (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

      (j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

      (k) a merger or conveyance pursuant to Section 14.3(d); or

      (l) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures.

      Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of

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the Unitholders to consider and vote on such proposed amendment. The General
Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3 Amendment Requirements.

      (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

      (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(b), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(b), give any Person the right to dissolve the Partnership.

      (c) Except as provided in Section 14.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

      (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

      (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4 Special Meetings.

      All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited

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Partners or within such greater time as may be reasonably necessary for the
Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5 Notice of a Meeting.

      Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with
Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6 Record Date.

      For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7 Adjournment.

      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

      The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership

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records or made a part of the minutes of the meeting. Attendance of a Limited
Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum.

      The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10 Conduct of a Meeting.

      The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

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Section 13.11 Action Without a Meeting.

      If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until
(a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12 Voting and Other Rights.

      (a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

      (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of
Section 4.3.

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                                  ARTICLE XIV

                                     MERGER

Section 14.1 Authority.

      The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

Section 14.2 Procedure for Merger or Consolidation.

      Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

      (a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

      (b) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

      (c) the terms and conditions of the proposed merger or consolidation;

      (d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

      (e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

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      (f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

      (g) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

Section 14.3 Approval by Limited Partners of Merger or Consolidation.

      (a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article
XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

      (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

      (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

      (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

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Section 14.4 Certificate of Merger.

      Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5 Effect of Merger.

      (a) At the effective time of the certificate of merger:

            (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

            (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

      (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV

                   RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1 Right to Acquire Limited Partner Interests.

      (a) Notwithstanding any other provision of this Agreement, if at any time more than 80% of the total Limited Partner Interests of any class then Outstanding is held by the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) "Current Market Price" as of any date of any

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class of Limited Partner Interests means the average of the daily Closing Prices
(as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National
Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

      (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to

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the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

      (c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this
Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

                                  ARTICLE XVI

                               GENERAL PROVISIONS

Section 16.1 Addresses and Notices.

      Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership

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

for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 16.2 Further Action.

      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3 Binding Effect.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4 Integration.

      This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5 Creditors.

      None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6 Waiver.

      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7 Counterparts.

      This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 16.8 Applicable Law.

      This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

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Section 16.9 Invalidity of Provisions.

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.10 Consent of Partners.

      Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                GENERAL PARTNER:

                                CROSSTEX ENERGY GP, L.P.

                                By: Crosstex Energy GP, LLC,
                                    its general partner

                                By:______________________________________
                                    Name:  William W. Davis
                                    Title: Executive Vice President and
                                           Chief Financial Officer

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

                                LIMITED PARTNERS:

                                All Limited Partners now and hereafter
                                admitted as Limited Partners of the
                                Partnership, pursuant to powers of
                                attorney now and hereafter executed in
                                favor of, and granted and delivered to
                                the General Partner.

                                By:  Crosstex Energy GP, L.P.

                                     General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to
                                     Section 2.6.

                                     By:  Crosstex Energy GP, LLC, its
                                     General Partner

                                By:_________________________________________
                                   Name:    William W. Davis
                                   Title:   Executive Vice President and
                                            Chief Financial Officer

                                       99
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                                    EXHIBIT A
                       TO THE FOURTH AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                              CROSSTEX ENERGY, L.P.
                       CERTIFICATE EVIDENCING COMMON UNITS
                    REPRESENTING LIMITED PARTNER INTERESTS IN
                              CROSSTEX ENERGY, L.P.

No. __________                                           __________ Common Units

      In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), Crosstex Energy, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that ___________________ (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2501 Cedar Springs, Suite 100, Dallas, Texas 75201. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

      The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

      This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

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Dated:_______________                    Crosstex Energy, L.P.

Countersigned and Registered by:         By:  Crosstex Energy GP, L.P.,
                                              its General Partner
                                              By:  Crosstex Energy GP, LLC, its
                                                   general partner

________________________________         By:____________________________________
as Transfer Agent and Registrar          Name:__________________________________

By:_____________________________         By:____________________________________
    Authorized Signature                        Secretary

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                            [REVERSE OF CERTIFICATE]

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - as tenants by the entireties       __________ Custodian _________
                                             (Cust)                  (Minor)

JT TEN -  as joint tenants with right of     under Uniform Gifts/Transfers to CD
          survivorship and not as            Minors Act (State)
          tenants in common

      Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       IN
                              CROSSTEX ENERGY, L.P.

      FOR VALUE RECEIVED, ____ hereby assigns, conveys, sells and transfers unto
_______________________________        _______________________________________
(Please print or typewrite name       (Please insert Social Security or other
and address of Assignee)              identifying number of Assignee)

__________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint __________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Crosstex Energy, L.P.

Date:_________                    NOTE:  The signature to any endorsement hereon
                                         must correspond with the name as
                                         written upon the face of this
                                         Certificate in every particular,
                                         without alteration, enlargement or
                                         change.

THE SIGNATURE(S) MUST BE
GUARANTEED BY AN ELIGIBLE                ______________________________
GUARANTOR INSTITUTION (BANKS,            (Signature)
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS           ______________________________
WITH MEMBERSHIP IN AN APPROVED           (Signature)
SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C.
RULE 17d-15
________________________________

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      No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

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                    APPLICATION FOR TRANSFER OF COMMON UNITS

      The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

      The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:____________

____________________________________________   _________________________________
Social Security or other identifying number          Signature of Assignee

____________________________________________   _________________________________
Purchase Price including commissions, if any      Name and Address of Assignee

Type of Entity (check one):

         [ ]   Individual            [ ]   Partnership        [ ]   Corporation

         [ ]   Trust                 [ ]   Other (specify)

Nationality (check one):

         [ ]   U.S. Citizen, Resident or Domestic Entity

         [ ]   Foreign Corporation   [ ]   Non-resident Alien

      If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

      Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

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Complete Either A or B:

A.    Individual Interestholder

      1.    I am not a non-resident alien for purposes of U.S. income taxation.

      2.    My U.S. taxpayer identification number (Social Security Number) is
            __________.

      3.    My home address is .________________________________________________

B.    Partnership, Corporation or Other Interestholder

      1. ________________ is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

      2.    The interestholder's U.S. employer identification number is
            ___________.

      3. The interestholder's office address and place of incorporation (if applicable) is ___________.

      The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

      The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

                        ________________________________
                             Name of Interestholder
                        ________________________________
                               Signature and Date
                        ________________________________
                              Title (if applicable)

      Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.